Exhibit 99.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

MISSION BROADCASTING, INC.,

THE SEVERAL FINANCIAL INSTITUTIONS

FROM TIME TO TIME PARTIES HERETO,

BANK OF AMERICA, N.A.,

AS ADMINISTRATIVE AGENT,

UBS SECURITIES LLC AND

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

AS CO-SYNDICATION AGENTS

BANK OF AMERICA SECURITIES LLC,

AND

UBS SECURITIES LLC,

AS JOINT LEAD ARRANGERS

BANK OF AMERICA SECURITIES LLC,

AND

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

AS JOINT BOOK MANAGERS

DATED AS OF APRIL 1, 2005

i

5.02	CORPORATE, LIMITED LIABILITY COMPANY OR PARTNERSHIP AUTHORIZATION; NO CONTRAVENTION	70
5.03	GOVERNMENTAL AUTHORIZATION	70
5.04	BINDING EFFECT	71
5.05	LITIGATION	71
5.06	NO DEFAULT	71
5.07	ERISA COMPLIANCE.	71
5.08	USE OF PROCEEDS; MARGIN REGULATIONS	72
5.09	OWNERSHIP OF PROPERTY; INTELLECTUAL PROPERTY.	72
5.10	TAXES	73
5.11	FINANCIAL STATEMENTS.	73
5.12	SECURITIES LAW, ETC.; COMPLIANCE	74
5.13	GOVERNMENTAL REGULATION	74
5.14	ACCURACY OF INFORMATION	74
5.15	HAZARDOUS MATERIALS	74
5.16	FCC LICENSES.	75
5.17	SUBSIDIARIES; CAPITAL STOCK	76
5.18	SOLVENCY	76
5.19	LABOR CONTROVERSIES	76
5.20	SECURITY DOCUMENTS.	76
5.21	NETWORK AFFILIATION AGREEMENTS	76
5.22	CONDITION OF STATIONS	76
5.23	INFORMATION CERTIFICATE	77
5.24	MAINTENANCE OF INSURANCE	77

ARTICLE VI. AFFIRMATIVE COVENANTS		77

6.01	FINANCIAL STATEMENTS	77
6.02	CERTIFICATES; OTHER INFORMATION	78
6.03	NOTICES	79
6.04	FCC INFORMATION	81
6.05	FCC LICENSES AND REGULATORY COMPLIANCE.	81
6.06	LICENSE LAPSE	81
6.07	MAINTENANCE OF CORPORATE, LIMITED LIABILITY COMPANY OR PARTNERSHIP EXISTENCE, ETC	81
6.08	FOREIGN QUALIFICATION, ETC	82
6.09	PAYMENT OF TAXES, ETC	82
6.10	MAINTENANCE OF PROPERTY; INSURANCE	82
6.11	COMPLIANCE WITH LAWS, ETC	82
6.12	BOOKS AND RECORDS	82
6.13	USE OF PROCEEDS	83
6.14	END OF FISCAL YEARS; FISCAL QUARTERS	83
6.15	INTEREST RATE PROTECTION	83
6.16	ADDITIONAL SECURITY; FURTHER ASSURANCES.	83

ARTICLE VII. NEGATIVE COVENANTS		84

7.01	CHANGES IN BUSINESS	84
7.02	LIMITATION ON LIENS	84

7.03	DISPOSITION OF ASSETS	86
7.04	CONSOLIDATIONS, MERGERS, ACQUISITIONS, ETC	87
7.05	LIMITATION ON INDEBTEDNESS	89
7.06	TRANSACTIONS WITH AFFILIATES	91
7.07	USE OF CREDITS; COMPLIANCE WITH MARGIN REGULATIONS	91
7.08	ENVIRONMENTAL LIABILITIES	91
7.09	RESTRICTED PAYMENTS	92
7.10	ADVANCES, INVESTMENTS AND LOANS	92
7.11	LIMITATION ON BUSINESS ACTIVITIES OF THE MISSION ENTITIES	93
7.12	SALES OR ISSUANCES OF CAPITAL STOCK	93
7.13	NO WAIVERS, AMENDMENTS OR RESTRICTIVE AGREEMENTS	93

ARTICLE VIII. EVENTS OF DEFAULT		93

8.01	EVENT OF DEFAULT	93
8.02	REMEDIES	96
8.03	RIGHTS NOT EXCLUSIVE	96
8.04	APPLICATION OF FUNDS	96

ARTICLE IX. ADMINISTRATIVE AGENT		98

9.01	APPOINTMENT AND AUTHORITY	98
9.02	RIGHTS AS A LENDER	98
9.03	EXCULPATORY PROVISIONS	98
9.04	RELIANCE BY ADMINISTRATIVE AGENT	99
9.05	DELEGATION OF DUTIES	99
9.06	RESIGNATION OF ADMINISTRATIVE AGENT	99
9.07	NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS	100
9.08	NO OTHER DUTIES, ETC	101
9.09	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM	101
9.10	COLLATERAL AND GUARANTY MATTERS	102

ARTICLE X. THE GUARANTY		102

10.01	GUARANTY FROM THE GUARANTOR PARTIES.	102
10.02	GUARANTY LIMITED	106

ARTICLE XI. MISCELLANEOUS		106

11.01	AMENDMENT AND WAIVERS.	106
11.02	NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.	108
11.03	NO WAIVER; CUMULATIVE REMEDIES	110
11.04	EXPENSES; INDEMNITY; DAMAGE WAIVER.	111
11.05	PAYMENTS SET ASIDE	113
11.06	SUCCESSORS AND ASSIGNS.	113
11.07	TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY	117
11.08	RIGHT OF SETOFF	118
11.09	INTEREST RATE LIMITATION	119
11.10	COUNTERPARTS; INTEGRATION; EFFECTIVENESS	119
11.11	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	119
11.12	SEVERABILITY	119

11.13	REPLACEMENT OF LENDERS	120
11.14	GOVERNING LAW; JURISDICTION; ETC.	120
11.15	WAIVER OF JURY TRIAL	121
11.16	EFFECTIVENESS.	122
11.17	ADDITIONAL BORROWERS	123
11.18	USA PATRIOT ACT NOTICE	123

SCHEDULE 1.01(C)	DESCRIPTION OF REVOLVER REALLOCATION
SCHEDULE 2.01	COMMITMENTS
SCHEDULE 5.09	MORTGAGED PROPERTIES
SCHEDULE 5.16	FCC LICENSES
SCHEDULE 5.17	SUBSIDIARIES
SCHEDULE 5.21	NETWORK AFFILIATION AGREEMENTS
SCHEDULE 7.05(a)	EXISTING INDEBTEDNESS
SCHEDULE 7.10(e)	INVESTMENTS
SCHEDULE 11.02	ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES
SCHEDULE 11.06	PROCESSING AND RECORDATION FEES

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Closing Certificate
EXHIBIT C	Form of Compliance Certificate
EXHIBIT D-1	Form of Confirmation Agreement for the Security Agreement
EXHIBIT D-2	Form of Confirmation Agreement for the Pledge Agreement
EXHIBIT D-3	Form of Confirmation Agreement for the Mission Guaranty of Nexstar Obligations
EXHIBIT D-4	Form of Confirmation Agreement for the Nexstar Guaranty of Mission Obligations
EXHIBIT D-5	Form of Confirmation Agreement for the Smith Pledge Agreement
EXHIBIT E	Form of Information Certificate
EXHIBIT F	Form of Revolving Loan Note
EXHIBIT G	Form of Revolving Loan Notice
EXHIBIT H	Form of Solvency Certificate
EXHIBIT I	Form of Subsidiary Guaranty Agreement
EXHIBIT J	Form of Term B Loan Note
EXHIBIT K	Form of Term B Loan Notice

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 1, 2005, is among MISSION BROADCASTING, INC., a Delaware corporation, the several banks and other financial institutions or entities from time to time parties hereto (the “Lenders”), BANK OF AMERICA, N.A., as the Administrative Agent for the Lenders, and UBS SECURITIES LLC and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as the Co-Syndication Agents.

RECITALS

A. The Borrower, the Administrative Agent, and the several banks parties thereto entered into that certain Second Amended and Restated Credit Agreement dated as of December 30, 2003 (as amended through the date hereof, the “Existing Mission Credit Agreement”).

B. The parties wish to amend and restate the Existing Mission Credit Agreement, which amendment and restatement is in extension and renewal, and not in extinguishment or novation, of the indebtedness outstanding under the Existing Mission Credit Agreement, as herein provided, it being acknowledged and agreed by the Borrower and the Guarantors that the Indebtedness under this Agreement constitutes an extension, renewal and increase of the outstanding indebtedness under the Existing Mission Credit Agreement, and that all Liens and Guaranty Agreements that secure the repayment of outstanding indebtedness under the Existing Mission Credit Agreement shall continue to secure Indebtedness under this Agreement.

In consideration of the mutual agreements, provisions and covenants contained herein, the parties agree that the Existing Mission Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

ARTICLE I.

DEFINITIONS

1.01 Defined Terms. All capitalized terms used and not otherwise defined in this Agreement, including in the Preamble hereto, shall have the meanings specified below:

“Acquisition” means, with respect to any Person, the occurrence of any of the following specified events: (i) any transaction or series of transactions for the purpose of, or resulting in, directly or indirectly, any of the following (including without limitation, any such transaction or transactions in connection with a like-kind exchange or otherwise): (a) the acquisition by such Person of all or substantially all of the assets of another Person, or of any business or division of another Person, or any television broadcasting station, (b) the acquisition by such Person of more than 50% of any class of Capital Stock (or similar ownership interests) of any other Person, (c) a merger, consolidation, amalgamation, or other combination by such Person with another Person or (ii) the entering into of any Local Marketing Agreement, Joint Sales Agreement and/or Shared Services Agreement, or other similar agreement by such Person. The terms “Acquire,” “Acquired” and “Acquisition of ” shall have correlative meanings.

“Additional Security Documents” has the meaning specified in Section 6.16(a).

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 1

“Adjustment Date” means each “Adjustment Date” as determined pursuant to the Nexstar Credit Agreement.

“Administrative Agent” means Bank of America, N.A. in its capacity as Administrative Agent for the Lenders hereunder, and any successor to such agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account of the Administrative Agent as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Co-Syndication Agents.

“Aggregate Available Revolving Commitment” means the sum of the Available Revolving Commitments of all Lenders.

“Aggregate Combined Revolving Commitment” means the sum of the Aggregate Revolving Commitment, plus the Aggregate Incremental Revolving Commitment.

“Aggregate Incremental Revolving Commitment” at any time, means the sum of the amount of all Incremental Facilities consisting of Incremental Revolving Commitments at such time, in an initial amount equal to zero, as such amount may be increased pursuant to Section 2.01(c) to an aggregate amount which, when combined with the Aggregate Incremental Term Commitment, may not exceed the Maximum Incremental Amount.

“Aggregate Incremental Term Commitment” at any time, means the sum of the amount of all Incremental Facilities consisting of Incremental Term Commitments (whether or not terminated) at such time, in an initial amount equal to zero, as such amount may be increased pursuant to Section 2.01(c) to an aggregate amount which, when combined with the Aggregate Incremental Revolving Commitment, may not exceed the Maximum Incremental Amount.

“Aggregate Outstanding Term B Loan Balance” means the sum of the aggregate outstanding principal balances of all Term B Loans, as such amount may be adjusted from time to time pursuant to this Agreement.

“Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all of the Lenders, in an initial amount of $47,500,000, as such amount may be adjusted from time to time pursuant to this Agreement.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 2

“Agreement” means this Third Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended, modified, restated, supplemented, renewed, extended, increased, rearranged and/or substituted from time to time.

“Anticipated Reinvestment Amount” means, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Disposition that the Borrower or any Subsidiary of the Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

“Applicable Margin” means

(i) with respect to Revolving Loans (other than Incremental Revolving Loans) which are Eurodollar Loans, the margin to be added at any date to the Eurodollar Rate, which is equal to the applicable percentage rate per annum set forth below, based upon the applicable Consolidated Senior Leverage as set forth below (the “Level”), in effect for the Borrower on such date;

(ii) with respect to Term B Loans (other than Incremental Term Loans) which are Eurodollar Loans, the margin to be added at any date to the Eurodollar Rate, which shall be 1.75%;

(iii) with respect to Term B Loans (other than Incremental Term Loans) and Revolving Loans (other than Incremental Revolving Loans) which are Base Rate Loans, the margin to be added at any date to the Base Rate, which is equal to the percentage per annum which is 1.25% less than the Applicable Margin for Eurodollar Loans then in effect for the Borrower on such date, but in no event less than zero, and

(iv) with respect to Incremental Term Loans and Incremental Revolving Loans, the Incremental Margin to be added to the Base Rate or Eurodollar Rate, as the case may be, as agreed upon by the Borrower and the Lender or Lenders providing the Incremental Term Commitment and/or Incremental Revolving Commitment relating thereto as provided in Section 2.15(a), or if not agreed upon, as provided in Section 2.15(b).

Level	Consolidated Senior Leverage Ratio	Applicable Percentage Rate for Revolving Loans
Level I	Greater than or equal to 5.00 to 1.00	2.00%

Level II	Less than 5.00 to 1.00 but greater than or equal to 4.75 to 1.00	1.75%

Level III	Less that 4.75 to 1.00 but greater than or equal to 4.25 to 1.00	1.50%

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 3

Level	Consolidated Senior Leverage Ratio	Applicable Percentage Rate for Revolving Loans
Level IV	Less than 4.25 to 1.00 but greater than or equal to 3.50 to 1.00	1.25%

Level V	Less than 3.50 to 1.00 but greater than or equal to 2.75 to 1.00	1.00%

Level VI	Less than 2.75 to 1.00	0.75%

On the Effective Date and for each period thereafter beginning on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Level for purposes of calculating the Applicable Margin shall be the applicable Level set forth above opposite the Consolidated Senior Leverage Ratio determined as at the end of the last Fiscal Quarter ended prior to the first day of such period. If by any Adjustment Date, the Borrower has failed to deliver a Compliance Certificate for the then most recently completed Fiscal Quarter, the Applicable Margin for the period commencing on such Adjustment Date and ending on the second Business Day after such Compliance Certificate is actually delivered shall be computed as if the Consolidated Senior Leverage Ratio were at Level I.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the Fiscal Year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of the Borrower and its consolidated Subsidiaries, including the notes thereto.

“Authorization” means any filing, recording and registration with, and any validation or exemption, approval, order, authorization, consent, License, certificate, franchise and permit from, any Governmental Authority, including, without limitation, FCC Licenses.

“Available Revolving Commitment” means, at any time as to any Lender, an amount equal to the excess, if any, of (i) the amount of the Revolving Commitment of such Lender at such time, over (ii) the sum of the outstanding principal balances of all Revolving Loans of such Lender plus the sum of all participations of such Lender in L/C Obligations at such time.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 4

“Bank of America” means Bank of America, N.A., a national banking association.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Loan that bears an interest rate based on the Base Rate.

“Board of Directors” means, as to any Person, either (a) the board of directors of such Person (or, in the case of any Person that is a limited liability company, the managers of such Person) or (b) any duly authorized committee thereof.

“Board Resolution” means, as to any Person, a copy of a resolution of such Person certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by requisite action of the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Borrower” means Mission Broadcasting, Inc., a Delaware corporation and any other Person that becomes a Borrower pursuant to Section 11.17.

“Borrowing” has the meaning specified in Section 1.04.

“Borrowing Date” means, in relation to any Loan, the date of the borrowing of such Loan as specified in the Revolving Loan Notice or Term B Loan Notice, as applicable.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas or New York City are authorized or required by law to close and, if such term is used in relation to any Eurodollar Loan or the Interest Period therefor, on such day dealings are carried on by and between banks in Dollar deposits in the applicable interbank market.

“Capital Lease” has the meaning specified in the definition of “Capital Lease Obligations”.

“Capital Lease Obligations” means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease (a “Capital Lease”).

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 5

“Capital Stock” means (i) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities or other evidence of Indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or security described in clause (i) above.

“Cash Collateralize” with respect to any Person, means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances of such Person pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, a security interest in all such cash and deposit account balances of the Borrower. Cash Collateral shall be invested in Cash Equivalents of a tenor satisfactory to the Administrative Agent and as instructed by the Borrower, which Cash Equivalents shall be held in the name of the Borrower and under the control of the Administrative Agent in a manner satisfactory to the Administrative Agent.

“Cash Equivalents” means any or all of the following: (i) obligations of, or guaranteed as to interest and principal by, the United States government maturing within one year after the date on which such obligations are purchased; (ii) open market commercial paper of any corporation (other than the Borrower or any Affiliate of the Borrower) incorporated under the laws of the United States or any State thereof or the District of Columbia rated P-1 or its equivalent by Moody’s or A-1 or its equivalent or higher by S&P; (iii) time deposits or certificates of deposit maturing within one year after the issuance thereof issued by commercial banks organized under the laws of any country which is a member of the OECD and having a combined capital and surplus in excess of $250,000,000 or which is a Lender or Brown Brothers Harriman & Co.; (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii); and (v) money market funds investing only in investments described in clauses (i) through (iv).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means that 100% of the voting and economic interest of the Borrower shall cease to be subject to the Smith Pledge Agreement or a pledge agreement substantially in the form of the Smith Pledge Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 6

“Charter Documents” means, with respect to any Person, (i) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of such Person, (ii) the bylaws, partnership agreement, limited liability company agreement or regulations (or the equivalent governing documents) of such Person and (iii) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of such Person’s Capital Stock or of any rights in respect of such Person’s Capital Stock.

“Class” has the meaning specified in Section 1.04.

“Closing Certificate” means a Closing Certificate substantially in the form of Exhibit B.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Collateral” means the Pledged Collateral, the Security Agreement Collateral and the Mortgaged Properties.

“Collateral Agent” means the Administrative Agent acting as collateral agent pursuant to the Security Documents.

“Commitment” means, for each Lender, the sum of its Revolving Commitment and any Incremental Revolving Commitment and/or Incremental Term Commitment of such Lender issued after the Effective Date pursuant to Section 2.01(c) and Section 2.15.

“Communications Act” has the meaning specified in Section 5.16.

“Compliance Certificate” means, as to any Person, a certificate of such Person executed on its behalf by the Chief Executive Officer, President, Chief Financial Officer or Vice President of such Person, substantially in the form of Exhibit C, with such changes as acceptable to the Administrative Agent.

“Confirmation Agreements” means (i) a First Amendment and Confirmation Agreement for the Security Agreement, substantially in the form of Exhibit D-1, (ii) a First Amendment and Confirmation Agreement for the Pledge Agreement, substantially in the form of Exhibit D-2, (iii) a First Amendment and Confirmation Agreement for the Mission Guaranty of Nexstar Obligations, substantially in the form of Exhibit D-3, (iv) a First Amendment and Confirmation Agreement for the Nexstar Guaranty of Mission Obligations, substantially in the form of Exhibit D-4 and (v) a First Amendment and Confirmation Agreement for the Smith Pledge Agreement in the form of Exhibit D-5.

“Consolidated Senior Leverage Ratio” means, on any date, the “Consolidated Senior Leverage Ratio” determined under the Nexstar Credit Agreement.

“Consolidated Total Leverage Ratio” means, on any date, the “Consolidated Total Leverage Ratio” determined under the Nexstar Credit Agreement.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, lease, loan agreement, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 7

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agents” means UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as Co-Syndication Agents for the Lenders hereunder, and any successor to such agents.

“Credit Event” means the making of any Loan or the issuance of any Letter of Credit.

“Credit Parties” means the Borrower, the Nexstar Entities and any other Person hereafter executing and delivering a Security Document or a Guaranty Agreement or any equivalent document for the benefit of the Administrative Agent and/or any Lender; provided that neither David S. Smith nor Nancie J. Smith will be deemed to be a “Credit Party”.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or circumstance that constitutes an Event of Default or that, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day after the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day after the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or Insolvency Proceeding.

“Disposition” means the direct or indirect sale, assignment, lease (as lessor), transfer, conveyance or other disposition (including, without limitation, dispositions of or pursuant to Local Marketing Agreements, Joint Sales Agreement or Shared Services Agreements or pursuant

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 8

to Sale and Leaseback Transactions, provided that any Sale and Leaseback Transaction shall be on terms and conditions satisfactory to the Majority Lenders and the Administrative Agent), in a single transaction or a series of related transactions, by any Mission Entity to any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) of any assets or property of any Mission Entity, excluding (i) assets or property disposed of in the ordinary course of business of such Mission Entity and (ii) inventory, Real Property or equipment no longer used or useful in the business of such Mission Entity; provided that in any event the term “Disposition” shall mean and include sales, assignments, leases (as lessor), transfers, conveyances or other dispositions (including, without limitation, pursuant to Local Marketing Agreements, Joint Sales Agreements or Shared Services Agreements) of principal divisions, or lines of business of, any Mission Entity including, without limitation, any Station of any Mission Entity or the Capital Stock of any Subsidiary of any Mission Entity. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), at the option of the holder thereof or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable, at the option of the holder thereof, in whole or in part.

“Dividend” means, with respect to any Person, that such Person has authorized, declared or paid a dividend or returned any equity capital to holders of its Capital Stock as such or made any other distribution, payment or delivery of property or cash to holders of its Capital Stock as such.

“Dollars” and “$” each mean lawful money of the United States.

“Domestic Lending Office” shall have the meaning specified in the definition of “Lending Office”.

“Effective Date” has the meaning specified in Section 11.16.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Law” means the Comprehensive Environmental Response, Compensation and Liability Act, any so-called “Superfund” or any other applicable Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree, as now or at any time hereafter in effect, regulating, relating to, or imposing liability concerning the environment, the impact of the environment on human health, or any hazardous or toxic waste, substance or material or pollutant or contaminant.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder as from time to time in effect.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 9

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) for purposes of provisions relating to Sections 412, 414(t)(2) and 4971 of the Code).

“ERISA Event” means (i) a Reportable Event with respect to a Pension Plan or a Multiemployer Plan which could reasonably be expected to result in a material liability to the Borrower and/or any of its Subsidiaries; (ii) a withdrawal by any Borrower, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA where such withdrawal or cessation could reasonably be expected to result in a material liability to the Borrower and/or any of its Subsidiaries; (iii) a complete or partial withdrawal by the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan which could reasonably be expected to result in a material liability to the Borrower and/or any of its Subsidiaries or notification that a Multiemployer Plan is insolvent or in reorganization; (iv) the filing of a notice of intent to terminate other than under a standard termination pursuant to Section 4041(b) of ERISA where such standard termination or the process of affecting such standard termination will not result in a material liability to the Borrower, any of its Subsidiaries or an ERISA Affiliate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) a failure by the Borrower, any of its Subsidiaries or any ERISA Affiliate to make required contributions to a Pension Plan, Multiemployer Plan or other Plan subject to Section 412 of the Code; (vi) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (vii) the imposition of any material liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower, any of its Subsidiaries or any ERISA Affiliate; or (viii) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan.

“Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.

“Eurodollar Loan” means any Loan that bears interest rate computed on the basis of the Eurodollar Rate.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 10

quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means any of the events or circumstances specified in Section 8.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

“Existing Mission Credit Agreement” has the meaning specified in Recital A.

“Facility Percentage” means, as to any Lender at any time, the quotient (expressed as a percentage) of (i) the sum of (A) such Lender’s Revolving Commitment (as in effect at such

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 11

time) or, if such Revolving Commitment has been terminated in full, such Lender’s outstanding Revolving Loans and participations in L/C Obligations (or, without duplication, obligations held by the L/C Issuer in respect of L/C Obligations, in the case of the L/C Issuer), plus (B) the sum of each of such Lender’s Commitments under each Incremental Facility (as in effect at such time) or, with respect to any Incremental Facility with respect to which such Commitments have been terminated in full, such Lender’s outstanding Incremental Loans under such Incremental Facility, plus (C) such Lender’s outstanding Term B Loans, divided by (ii) the sum of (A) the Aggregate Revolving Commitment (as in effect at such time) or, if the Aggregate Revolving Commitment has been terminated in full, the aggregate principal amount of outstanding Revolving Loans and L/C Obligations, plus (B) the sum of all Lenders’ Commitments under each Incremental Facility (as in effect at such time) or, with respect to any Incremental Facility with respect to which such Commitments have been terminated in full, such Lenders’ outstanding Incremental Loans under such Incremental Facility, plus (C) the Aggregate Outstanding Term B Loan Balance.

“FCC” means the Federal Communications Commission.

“FCC License” has the meaning specified in Section 5.16.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letters” means (i) the letter agreement, dated March 15, 2005, among the Borrower, the Nexstar Borrower, the Administrative Agent and BAS, (ii) the letter agreement, dated March 15, 2005, among the Borrower, the Nexstar Borrower, the Administrative Agent, the Joint Lead Arrangers, the Joint Book Managers, UBS Loan Finance LLC and Merrill Lynch Capital Corporation, and (iii) any other fee letter entered into by the Borrower any Agent, Joint Lead Arranger, Joint Book Manager or Lender in connection with this Agreement.

“Fiscal Quarter” means each of the following quarterly periods: (i) January 1 of each calendar year through and including March 31 of such calendar year, (ii) April 1 of each calendar year through and including June 30 of such calendar year, (iii) July 1 of each calendar year through and including September 30 of such calendar year and (iv) October 1 through and including December 31 of such calendar year.

“Fiscal Year” means a calendar year.

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“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” means, with respect to each Borrower as a Guarantor under Article X of this Agreement, all Obligations of each other Borrower under this Agreement and the other Loan Documents.

“Guaranteed Party” means each Borrower, with respect to its Guaranteed Obligations under Article X of this Agreement.

“Guarantor” means (i) each Credit Party which is a party to a Guaranty Agreement and (ii) each Borrower, as a Guarantor Party under Article X of this Agreement.

“Guarantor Party” means each Borrower, with respect to its Guaranty Obligations under Article X of this Agreement.

“Guaranty Agreements” means the Nexstar Guaranty of Mission Obligations, the Subsidiary Guaranty Agreement, the Mission Guaranty of Nexstar Obligations, each Guaranty Supplement to each of the foregoing and any other agreement executed and delivered to the Administrative Agent guaranteeing any of the Obligations, and any and all amendments, modifications, restatements, extensions, increases, rearrangements and/or substitutions of any of the foregoing.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, without duplication (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security

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therefor; (ii) to advance or provide funds (x) for the payment or discharge of any such primary obligation, or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case, including arrangements (“non-recourse guaranty arrangements”) wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made (or if less, the stated or determinable amount of such Guaranty Obligation) or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof; provided that the amount of any non-recourse guaranty arrangement shall not be deemed to exceed the fair value of the property which may be repossessed or sold by the holder of the primary obligation in question.

“Guaranty Supplements” means each of the Guaranty Supplements which are attached to the Guaranty Agreements as Annex A thereto.

“Hazardous Material” means and includes (i) any asbestos, urea-formaldehyde, PCBs or dioxins or insulation or other material composed of or containing asbestos, PCBs or dioxins, (ii) crude oil, any fraction thereof, and any petroleum product, (iii) any natural gas, natural gas liquids, liquefied natural gas or other natural gas product or synthetic gas, and (iv) any hazardous or toxic waste, substance or material or pollutant or contaminant defined as such in (or for purposes of), or that may result in the imposition of liability under, any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Incremental Commitment Fee” has the meaning specified in Section 2.15(a).

“Incremental Facility” means an aggregation of Incremental Revolving Commitments or Incremental Term Commitments, as the case may be, of one or more Lenders which are made available to the Borrower and become effective on the same date, pursuant to the same Incremental Loan Amendment.

“Incremental Loan” means any Incremental Revolving Loan and/or Incremental Term Loan advanced by a Lender pursuant to Section 2.01(c), Section 2.02 and Section 2.15.

“Incremental Loan Amendment” has the meaning specified in Section 2.01(c)(i).

“Incremental Margin” has the meaning specified in Section 2.15(a).

“Incremental Revolving Commitment” has the meaning specified in Section 2.15(a).

“Incremental Revolving Lender” means each Lender that has an Incremental Revolving Commitment or that is a holder of an Incremental Revolving Loan.

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“Incremental Revolving Loan” has the meaning specified in Section 2.01(c)(i).

“Incremental Term Commitment” has the meaning specified in Section 2.15(a).

“Incremental Term Lender” means each Lender that has an Incremental Term Commitment or that is the holder of an Incremental Term Loan.

“Incremental Term Loan” has the meaning specified in Section 2.01(c)(i).

“Incremental Term Maturity Date” means for any Incremental Loan the earliest of (i) the date upon which the final scheduled payment of principal of such Incremental Term Loan shall be due and payable pursuant to the applicable Incremental Loan Amendment, which such date shall in no event be earlier October 1, 2012, (ii) the date on which the Term B Loans (other than Incremental Term Loans) become due and payable in full prior to the Stated Term B Maturity Date pursuant to acceleration or otherwise and (iii) the date which is six months prior to the earlier of (x) the maturity of any Permitted Nexstar Subordinated Indebtedness that is then outstanding and (y) the maturity of any Permitted Nexstar Holdings Unsecured Indebtedness that is then outstanding.

“Incremental Upfront Fee” has the meaning specified in Section 2.15(a).

“Indebtedness” of any Person means, without duplication, (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than (x) trade payables entered into in the ordinary course of business pursuant to ordinary terms and (y) ordinary course purchase price adjustments); (iii) all reimbursement or payment obligations with respect to letters of credit or non-contingent reimbursement or payment obligations with respect to bankers’ acceptances, surety bonds and similar documents; (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement or sales of accounts receivable, in any such case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (vi) all Capital Lease Obligations; (vii) all net obligations with respect to Interest Rate Protection Agreements; (viii) Disqualified Stock; (ix) all indebtedness referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (in which event the amount thereof shall not be deemed to exceed the fair value of such property); and (x) all Guaranty Obligations in respect of obligations of the kinds referred to in clauses (i) through (ix) above.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 15

“Information Certificate” means a certificate of the Borrower executed on the Borrower’s behalf by a Responsible Officer of the Borrower, substantially in the form of Exhibit E.

“Initial Borrowing Date” means the date, occurring on the Effective Date, on which the initial Credit Event occurs.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally; in each case undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

“Intellectual Property” has the meaning specified in Section 5.09.

“Interest Payment Date” means (i) with respect to any Base Rate Loan, the last Business Day of each calendar quarter and the Maturity Date, (ii) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to such Eurodollar Loan and the date such Eurodollar Loan is repaid or prepaid; provided, however, that if any Interest Period for any Eurodollar Loan exceeds three months, then the date which falls three months after the beginning of such Interest Period or, if applicable, at the end of any three-month interval thereafter shall also be an “Interest Payment Date” for such Eurodollar Loan.

“Interest Period” means, in relation to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date one, two, three or six months thereafter (or, nine or twelve months thereafter upon the request of the Borrower and the consent of the Administrative Agent and each Lender that is making or has made such Loan, which shall not be unreasonably withheld, if loans of such duration are generally available in the London interbank Eurodollar market), as selected or deemed selected by the Borrower in its Revolving Loan Notice or Term B Loan Notice, as the case may be; provided that:

(i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three, six, nine or twelve months, as the case may be, after the calendar month in which such Interest Period began; and

(iii) no Interest Period for any Loan shall extend beyond the Maturity Date.

“Interest Rate Protection Agreement” means an interest rate swap, cap, collar or similar arrangement entered into to hedge interest rate risk (and not for speculative purposes), including without limitation, fixed to floating and floating to fixed, and any other derivative product, so long as such other derivative product is consented to by Administrative Agent.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 16

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joinder to Pledge Agreement” means a supplement to the Pledge Agreement in the form of Annex B thereto, whereby a Mission Entity becomes a party to, and assumes all obligations of, a pledgor under the Pledge Agreement.

“Joinder to Security Agreement” means a supplement to the Security Agreement in the form of Annex C thereto, whereby a Mission Entity becomes a party to, and assumes all obligations of, a grantor under the Security Agreement.

“Joint Book Managers” means Bank of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as Joint Book Managers.

“Joint Lead Arrangers” means Bank of America Securities LLC and UBS Securities LLC, in their capacity as Joint Lead Arrangers.

“Joint Sales Agreement” means an agreement for the sale of commercial or advertising time or any similar arrangement pursuant to which a Person obtains the right to (i) sell at least a majority of the time for commercial spot announcements, and/or resell to advertisers such time on, (ii) provide the sales staff for the sale of the advertising time or the collection of accounts receivable with respect to commercial advertisements broadcast on, (iii) set the rates for advertising on and/or (iv) provide the advertising material for broadcast on, a television broadcast station the FCC License of which is held by a Person other than an Affiliate of such Person.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, Authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 17

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Commitment Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Leasehold” of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lenders” has the meaning specified in the Preamble hereto and such term shall also include the L/C Issuer, the Administrative Agent in its capacity as a lender hereunder and the Co-Syndication Agents in their capacities as lenders hereunder.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Stated Revolving Credit Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 18

“Leverage Ratio Determination Date” means the last day of the most recent Fiscal Quarter for which financial statements have been or were required to have been delivered pursuant to Section 6.01(a) or (b).

“License” means any Authorization, permit, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by or entered into with a Governmental Authority or other Person which permits or authorizes the use of an electromagnetic transmission frequency or the construction or operation of a broadcast television station system or any part thereof or any other Authorization, permit, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by or entered into with a Governmental Authority or other Person which is necessary for the lawful conduct of the business of constructing or operating a broadcast television station.

“Lien” means, with respect to any property or asset (or any revenues, income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (i) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (ii) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of such Person. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan” means any extension of credit made by any Lender pursuant to this Agreement.

“Loan Documents” means this Agreement (including the Guaranty set forth in Article X hereof), all Guaranty Agreements, all Security Documents, all Confirmation Agreements, any Request for Credit Extension, all Issuer Documents, any Notes executed and delivered pursuant to Section 2.11(a), the Revolver Reallocation Letter, and all other waivers, consents, agreements and amendments executed in connection with the Revolver Reallocation Letter, any Interest Rate Protection Agreement with any Lender or any Affiliate of any Lender, any other subordination agreement entered into with any Person with respect to the Obligations, all Fee Letters and any other agreements between any Person and any Lender respecting fees payable in connection with this Agreement, any Incremental Loan Amendment and any other agreements executed in connection with any Incremental Facility or any other Loan Document and all other written agreements, documents, instruments and certificates now or hereafter executed and delivered by any Credit Party or any other Person to or for the benefit of the Administrative Agent, any Lender or any Affiliate of any Lender pursuant to or in connection with any of the foregoing, and any and all amendments, increases, supplements and other modifications thereof and all renewals, extensions, restatements, rearrangements and/or substitutions from time to time of all or any part of the foregoing; provided, that, for the purposes of Sections 8.02 and 11.01 of this Agreement, the term “Loan Documents” shall not include any Interest Rate Protection Agreement with any Lender or any Affiliate of any Lender.

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“Local Marketing Agreement” means a local marketing arrangement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations, obtains the right to exhibit programming and sell advertising time during more than fifteen percent (15%) of the air time of a television broadcast station licensed to another Person.

“Major Television Network” means any of ABC, Inc., National Broadcasting Company, Inc., CBS, Inc., FOX Television Network, or any other television network which produces and makes available more than 15 hours of weekly prime time television programming.

“Majority Lenders” means, at any time, (i) Lenders whose respective Facility Percentages aggregate more than 50% and (ii) Nexstar Lenders (whether or not also Lenders) whose respective Nexstar Facility Percentages aggregate more than 50%.

“Majority Revolver Lenders” means, at any time, Revolving Lenders having more than 50% of the Aggregate Combined Revolving Commitment (as in effect at such time) or, if the Aggregate Combined Revolving Commitment has been terminated in full, the aggregate principal amount of outstanding Revolving Loans and L/C Obligations.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a material adverse effect (i) on the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Mission Entities taken as a whole, (ii) the ability of any Credit Party to perform its obligations under the Loan Documents to which it is a party or (iii) the validity or enforceability of this Agreement or any other Loan Document or the rights and remedies of the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents.

“Maturity Date” for any Loan means (i) with respect to Revolving Loans, the Stated Revolving Credit Maturity Date and (ii) with respect to Term B Loans, the Stated Term B Maturity Date.

“Maximum Incremental Amount” means $150,000,000 less the sum of all Nexstar Incremental Facilities (as in effect at such time) or, with respect to any Nexstar Incremental Facility with respect to which such incremental commitments have been terminated in full, the outstanding incremental loans to the Nexstar Borrower under such Nexstar Incremental Facility.

“Maximum Rate” has the meaning specified in Section 11.09.

“Measurement Period” means, with respect to any date, the most recently ended four consecutive Fiscal Quarter period for which financial statements have been or were required to have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) prior to such date.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 20

“Mission Entity” means the Borrower and any Person which is a direct or indirect Subsidiary of the Borrower.

“Mission Guaranty of Nexstar Obligations” means that certain First Restated Guaranty Agreement, dated as of December 30, 2003, executed and delivered by the Mission Entities in favor of the Nexstar Lenders, whereby the Mission Entities guaranty the obligations of the Nexstar Entities under the Nexstar Loan Documents.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage Policies” mean the Mortgage Policies under, and as defined in, the Existing Mission Credit Agreement.

“Mortgaged Properties” mean all Real Property owned or leased by any Mission Entity listed on Schedule 5.09 and designated as “Mortgaged Properties” therein.

“Mortgages” mean all Mortgages (as defined in the Existing Mission Credit Agreement) granted by certain of the Mission Entities pursuant to the Existing Mission Credit Agreement (or any predecessor credit agreement which was amended and restated by the Existing Mission Credit Agreement) and which have not been released prior to the Effective Date.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) and to which any Mission Entity or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Net Cash Proceeds” means, in connection with any Disposition (including any Sale and Leaseback Transaction), the cash proceeds (including any cash payments received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash) of such Disposition net of (i) reasonable transaction costs (including any underwriting, brokerage or other selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith actually incurred and satisfactorily documented), (ii) required payments on Indebtedness permitted under Section 7.05 and which are not Restricted Payments (other than payments due with respect to the Obligations), (iii) taxes estimated to be paid as a result of such Disposition and (iv) any portion of such cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments or liabilities (as set forth in a certificate of the Borrower executed on its behalf by a Responsible Officer of the Borrower and delivered to the Administrative Agent), it being understood and agreed that on the day all such post-closing adjustments and liabilities have been determined, (x) the amount (if any) by which the reserved amount of the cash proceeds of such Disposition exceeds the actual post-closing adjustments or liabilities payable by any Mission Entity shall constitute Net Cash Proceeds on such date and (y) the amount (if any) by which the actual post-closing adjustments or other liabilities payable by any Mission Entity exceeds the reserved amount of the cash proceeds of such Disposition on such date shall be credited against any subsequent Net Cash Proceeds that any Mission Entity is required to apply to prepay the Loans pursuant to Section 2.06(b).

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“Net Debt Proceeds” means, with respect to the incurrence or issuance of any Indebtedness by any Mission Entity, (i) the gross cash proceeds received in connection with such incurrence or issuance, as and when received, minus (ii) all reasonable out-of-pocket transaction costs (including legal, investment banking or other fees and disbursements) associated therewith actually incurred (whether by such Mission Entity or an Affiliate thereof), satisfactorily documented and paid (whether on behalf of such Mission Entity or an Affiliate thereof) to any Person not an Affiliate of a Mission Entity.

“Net Issuance Proceeds” means, with respect to the sale or issuance of Capital Stock, or any capital contribution to, any Mission Entity from a source other than a Mission Entity, (i) the gross cash proceeds received in connection with such sale or issuance or such capital contribution, as and when received minus (ii) all reasonable out-of-pocket transaction costs (including legal, investment banking or other fees and disbursements) associated therewith actually incurred (whether by such Mission Entity or an Affiliate thereof), satisfactorily documented and paid (whether on behalf of such Mission Entity or an Affiliate thereof) to any Person not an Affiliate of a Mission Entity.

“Network Affiliation Agreements” means each agreement set forth on Schedule 5.21 and each other agreement entered into by a Television Company with any Major Television Network pursuant to which a Television Company and such Major Television Network agree to be affiliated and such Major Television Network agrees that such Television Company shall serve as that Major Television Network’s primary outlet within any defined market for television programming provided by such Major Television Network for broadcast by its station affiliates.

“Nexstar Borrower” means the “Borrower” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of the date of this Agreement, among the Nexstar Borrower, as borrower, the Ultimate Nexstar Parent, certain of its Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto, and Bank of America, N.A., as the administrative agent, UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the co-syndication agents, as the same may be further amended, modified, restated, supplemented, renewed, extended, increased, rearranged and/or substituted from time to time.

“Nexstar Entity” means the Ultimate Nexstar Parent and any Person which is a direct or indirect Subsidiary of the Ultimate Nexstar Parent.

“Nexstar Facility Percentage” means the “Facility Percentage” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Finance Holdings” means Nexstar Finance Holdings, Inc., a Delaware corporation and a Nexstar Entity.

“Nexstar Guaranty of Mission Obligations” means that certain First Restated Guaranty Agreement, dated as December 30, 2003, executed and delivered by the Nexstar Entities in favor of the Lenders, whereby the Nexstar Entities guaranty the obligations of the Mission Entities under the Loan Documents.

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“Nexstar Incremental Facility” means the “Incremental Facility” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Lenders” means the “Lenders” as that term is defined in the Nexstar Credit Agreement.

“Nexstar Loan” means any extension of credit made by any Lender under or pursuant to the Nexstar Credit Agreement.

“Nexstar Loan Documents” means the “Loan Documents” as that term is defined in the Nexstar Credit Agreement.

“Notes” means, collectively, the Revolving Loan Notes and the Term B Loan Notes.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or other obligations and liabilities of any Credit Party to the Administrative Agent or to any Lender (or, in the case of any Interest Rate Protection Agreement, any Affiliate of any Lender), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OECD” means the Organization for Economic Cooperation and Development.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Revolving Loans and Term B Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Term B Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

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“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years, but excluding any Multiemployer Plan.

“Permitted Affiliate Transaction” means Restricted Payments permitted by Section 7.09 (including by waiver or consent).

“Permitted Borrower Unsecured Indebtedness” means unsecured Indebtedness of the Borrower and/or its Subsidiaries to a Person other than a Mission Entity or an Affiliate of a Mission Entity, on terms and conditions reasonably acceptable to the Administrative Agent and the Majority Lenders, such terms and conditions to include, but not be limited to: (i) such Indebtedness shall have a stated maturity date after the date that is 180 days after the Maturity Date of the latest to mature of the Loans, and shall not have any scheduled payments, prepayments or redemptions of principal at any time prior to the date that is 180 days after the Maturity Date of the latest to mature of the Loans; (ii) the documents, instruments and other agreements pursuant to which such Indebtedness shall be issued or outstanding shall contain no financial maintenance covenants or cross-default provisions and no provisions limiting amendments to, or consents, waivers or other modifications with respect to, this Agreement or any other Loan Document; and (iii) no Liens or security interests on or in the assets or properties of any Mission Entity are granted (or may arise at any time) to secure the repayment of such Indebtedness and no Guaranty Obligation of any direct or indirect Subsidiary of the Borrower or the Nexstar Borrower is granted for the payment or collection of such Indebtedness.

“Permitted Liens” has the meaning specified in Section 7.02.

“Permitted Nexstar Holdings Unsecured Indebtedness” means the “Permitted Holdings Unsecured Indebtedness” as that term is defined in the Nexstar Credit Agreement.

“Permitted Nexstar Subordinated Indebtedness” means the “Permitted Borrower Subordinated Indebtedness” as that term is defined in the Nexstar Credit Agreement.

“Permitted Seller Subordinated Indebtedness” means subordinated Indebtedness of the Borrower and/or its Subsidiaries permitted by Section 7.05(e) and incurred in connection with a transaction permitted under the terms of Section 7.04(b) (including by waiver or consent) and owed to a seller thereof or other party thereto as partial or full consideration therefor, on terms and conditions reasonably acceptable to the Administrative Agent and the Majority Lenders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate sponsors or maintains or to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan or Multiemployer Plan.

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“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means the First Restated Pledge Agreement dated as of December 30, 2003, pursuant to which each Credit Party has pledged or collaterally assigned 100% of the Capital Stock of each of its Subsidiaries, and any intercompany notes held by it.

“Pledged Collateral” has the meaning specified in the Pledge Agreement or the Smith Pledge Agreement, as applicable.

“Pro Forma Basis” has the meaning specified in the Nexstar Credit Agreement.

“Pro Forma Compliance Certificate” has the meaning specified in the Nexstar Credit Agreement.

“Real Property” means, with respect to any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” means the receipt by any Mission Entity of any insurance or other cash proceeds payable by reason of theft, loss, physical destruction, condemnation or damage or any other similar event with respect to any property or assets of any Mission Entity.

“Register” has the meaning specified in Section 11.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Reinvestment Assets” means any assets owned by and to be employed in the business of the Borrower and its Subsidiaries as described in Section 7.01.

“Reinvestment Election” has the meaning specified in Section 2.06(b).

“Reinvestment Notice” means a written notice by the Borrower signed on its behalf by a Responsible Officer of the Borrower stating that the Borrower in good faith, intends and expects to use, or to cause a Subsidiary of the Borrower to use, all or a specified portion of the Net Cash Proceeds of a Disposition to purchase, construct or otherwise Acquire Reinvestment Assets.

“Reinvestment Period” means the period commencing on the date of any Disposition and terminating on the date which is 365 days after such Disposition.

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (i) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (ii) the aggregate amount thereof expended by the Borrower and/or any of its Subsidiaries to Acquire Reinvestment Assets (including reasonable out-of-pocket disbursements in connection with any such Acquisition).

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Majority

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Lenders, shall have delivered a written termination notice to the Borrower, provided that such notice may only be given while a Default or an Event of Default exists, (ii) the last day of the relevant Reinvestment Period and (iii) the date on which the Borrower or any of its Subsidiaries shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other Acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Request for Credit Extension” means (a) with respect to a Revolving Borrowing or a conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to a Term B Loan Borrowing or a conversion or continuation of Term B Loans, a Term B Loan Notice, and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of a court or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, for each Credit Party, its chief executive officer, its president, any vice-president, its chief financial officer, controller, vice president-finance, treasurer or assistant treasurer, or any other officer having substantially the same authority and responsibility, in each case acting solely in such capacity and without personal liability.

“Restricted Payment” means, as to any Person, (i) the authorization, declaration or payment of any Dividend by such Person or any of its Subsidiaries, (ii) the redemption, retirement, purchase or other acquisition, directly or indirectly, for consideration by such Person of any Capital Stock of such Person, or (iii) the making of any payment by any Mission Entity in respect of any principal of or interest on any Indebtedness other than Indebtedness incurred in accordance with Sections 7.05(a) (excluding Permitted Nexstar Holdings Unsecured Indebtedness and Permitted Nexstar Subordinated Indebtedness listed on Schedule 7.05(a) of the Nexstar Credit Agreement) through Section 7.05 (d) and Section 7.05(f) through Section 7.05(h).

“Revolver Reallocation Letter” means that certain letter among the Revolving Lenders permitting under certain circumstances the reallocation of the Revolving Commitment as described on Schedule 1.01(C).

“Revolving Borrowing” means a Borrowing hereunder consisting of Revolving Loans made to the Borrower on the same Borrowing Date and, in the case of Eurodollar Loans, having the same Interest Periods.

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“Revolving Commitment” means, as to any Lender, the obligation of such Lender, if any, to make Revolving Loans (other than Incremental Revolving Loans) to, and issue or participate in L/C Obligations on behalf of, the Borrower hereunder in an aggregate principal amount not to exceed at any one time the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 2.01 or, in the case of any Lender that is an Eligible Assignee, the amount of the Revolving Commitment of the assigning Lender which is assigned to such Eligible Assignee in accordance with Section 11.06 and set forth in the applicable Assignment and Assumption (in each case as the same may be adjusted from time to time as provided herein), as such Revolving Commitment may be adjusted in accordance with the terms of the Revolver Reallocation Letter.

“Revolving Commitment Fee” has the meaning specified in Section 2.09(a).

“Revolving Commitment Percentage” means, as to any Lender at any time, (i) the percentage (carried out to the ninth decimal place) which the amount of such Lender’s Revolving Commitment then constitutes of the sum of the amount of all Revolving Commitments, or (ii) at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans made under its Revolving Commitment then outstanding constitutes of the aggregate principal amount of all Revolving Loans made under the Revolving Commitments then outstanding. The initial Revolving Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender becomes a party thereto, as applicable.

“Revolving Commitment Period” means the period from and including the Effective Date (with respect to the Revolving Commitments) or the effective date of the relevant Incremental Loan Amendment (with respect to each Incremental Revolving Commitment), as applicable, to but not including the Stated Revolving Credit Maturity Date.

“Revolving Facility” means the revolving loan facility provided for in Section 2.01(b).

“Revolving Facility Percentage” means, as to any Lender at any time, (i) the percentage (carried out to the ninth decimal place) which (x) the sum of the amount of such Lender’s Revolving Commitment plus the amount of all such Lender’s Incremental Revolving Commitments, if any, then constitutes of (y) the sum of the amount of the Aggregate Revolving Commitment plus the amount of the Aggregate Incremental Revolving Commitment, or (ii) at any time after the Revolving Commitments and the Incremental Revolving Commitments have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of all Revolving Loans then outstanding.

“Revolving Lender” means each Lender that has a Revolving Commitment or that is a holder of a Revolving Loan made under the Revolving Commitments.

“Revolving Loan” has the meaning specified in Section 2.01(b), as modified by Section 2.01(c).

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“Revolving Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender substantially in the form of Exhibit F.

“Revolving Loan Notice” means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Revolving Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit G.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter such Person, or an Affiliate or Subsidiary of such Person shall lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means the First Restated Security Agreement dated as of December 30, 2003, pursuant to which the Borrower has granted security interests in its assets.

“Security Agreement Collateral” has the meaning specified in the Security Agreement.

“Security Documents” means collectively the Smith Pledge Agreement, the Pledge Agreement, the Security Agreement, each Mortgage and each Joinder to Pledge Agreement and Joinder to Security Agreement executed and delivered by any Credit Party pursuant to any Loan Document or otherwise.

“Shared Services Agreement” means a shared services arrangement or other similar arrangement pursuant to which two Persons owning separate television broadcast stations agree to share the costs of certain services and procurements which they individually require in connection with the ownership and operation of one television broadcast station, whether through the form of joint or cooperative buying arrangements or the performance of certain functions relating to the operation of one television broadcast station by employees of the owner and operator of the other television broadcast station, including, but not limited to, the co-location of the studio, non-managerial administrative and/or master control and technical facilities of such television broadcast station and/or the sharing of maintenance, security and other services relating to such facilities.

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“Smith Pledge Agreement” means the First Restated Smith Pledge Agreement, dated as of December 30, 2003, pursuant to which David S. Smith, the sole shareholder of the Borrower, has pledged or collaterally assigned, or is required to pledge or collaterally assign, 100% of the Capital Stock of the Borrower, including any Person that becomes a Borrower on or after the Effective Date pursuant to Section 11.17, as the same may be amended, supplemented and/or otherwise modified from time to time.

“Solvency Certificate” means a certificate of the Mission Entities executed on their behalf by a Responsible Officer of each of the Mission Entities, substantially in the form of Exhibit H.

“Solvent” means, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair value” or “present fair saleable value” of the assets of such Person (on a going-concern basis) will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) such fair value or present fair saleable value of the assets of such Person (on a going-concern basis) will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) ”debt” means liability on a “claim,” (ii) ”claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) unliquidated, contingent, disputed and unmatured claims shall be valued at the amount that can be reasonably expected to be actual and matured.

“Stated Revolving Credit Maturity Date” means the earlier of (i) April 1, 2012 and (ii) the date on which Revolving Loans become due and payable in full pursuant to acceleration or otherwise.

“Stated Term B Maturity Date” means the earlier of (i) October 1, 2012 and (ii) the date on which Term B Loans become due and payable in full pursuant to acceleration or otherwise.

“Station” means, at any time, collectively, (i) each television station listed in Schedule 5.16 hereto, (ii) any television station licensed by the FCC to any Mission Entity on, or at any time after, the Effective Date and (iii) any television station that is the subject of an Acquisition, Local Marketing Agreement, Joint Sales Agreement or Shared Services Agreement consented to by the Majority Lenders or otherwise permitted under Section 7.04 (including by waiver or consent). This definition of “Station” may be used with respect to any single television station meeting any of the preceding requirements or all such television stations, as the context requires.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a

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majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

“Subsidiary Guarantor” means each Subsidiary of the Borrower.

“Subsidiary Guaranty Agreement” means a Subsidiary Guaranty Agreement, substantially in the form of Exhibit I, as the same may be amended, supplemented and/or otherwise modified from time to time.

“Supermajority Lenders” means, at any time, (i) Lenders whose respective Facility Percentages aggregate more than 66 2/3% and (ii) Revolving Lenders having more than 66 2/3% of the Aggregate Combined Revolving Commitment (as in effect at such time) or, if the Aggregate Combined Revolving Commitment has been terminated in full, the aggregate principal amount of outstanding Revolving Loans and L/C Obligations.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Television Broadcasting Business” means a business substantially all of which consists of the construction, ownership, operation, management, promotion, extension or other utilization of any type of television broadcasting system or any similar television broadcasting business, including the syndication of television programming, the obtaining of a license or franchise to operate such a system or business, and activities incidental thereto, such as providing production services.

“Television Company” means any Mission Entity, to the extent such Person owns or operates a Station.

“Term B Facility Percentage” means, as to any Lender at any time, the percentage (carried out to the ninth decimal place) which (i) the sum of all of such Lender’s Term B Loans then outstanding constitutes of (ii) the sum of the Aggregate Outstanding Term B Loan Balance. The initial Term B Facility Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender becomes a party thereto, as applicable.

“Term B Lender” means each Lender that is the holder of a Term B Loan.

“Term B Loan” has the meaning specified in Section 2.01(a)(i) and shall also include any Replacement Term B Loan.

“Term B Loan Amount” means, as to any Lender, the aggregate principal amount of the Term B Loans to be made by such Lender to the Borrower hereunder, as set forth under the heading “Term B Loan Amount” opposite such Lender’s name on Schedule 2.01.

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“Term B Loan Borrowing” means a Borrowing hereunder consisting of Term B Loans made to the Borrower on the same Borrowing Date and, in the case of Eurodollar Loans, having the same Interest Periods.

“Term B Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing Term B Loans made by such Lender substantially in the form of Exhibit J.

“Term B Loan Notice” means a notice of (a) a Borrowing of Term B Loans, (b) a conversion of Term B Loans from one Type to the other, or (c) a continuation of Term B Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit K.

“Termination Value” means, in respect of any one or more Interest Rate Protection Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Interest Rate Protection Agreements, (a) for any date on or after the date such Interest Rate Protection Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Interest Rate Protection Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Interest Rate Protection Agreements (which may include a Lender or any Affiliate of a Lender).

“Tranche” means the collective reference to Eurodollar Loans made by the Lenders to the Borrower, the then current Interest Periods with respect to which begin on the same date and end on the same later date, whether or not such Loans shall originally have been made on the same day.

“Transaction” means collectively, the incurrence of the Loans and other extensions of credit to be made to the Mission Entities on the Effective Date and the refinancing of the Loans under the Existing Mission Credit Agreement.

“Type” has the meaning specified in Section 1.04.

“Ultimate Nexstar Parent” means Nexstar Broadcasting Group, Inc., a Delaware corporation.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” each means the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Wholly-Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose common stock (other than director’s or other qualifying shares) is at the time owned by such Person and/or one or more direct or indirect Wholly-Owned Subsidiaries of such Person and

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(ii) any partnership, limited liability company, association or other entity in which such Person and/or one or more direct or indirect Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

1.02 Other Definitional Provisions.

(a) Unless otherwise specified herein or therein, all terms defined in this Agreement shall have such defined meanings when used in any Exhibit, Schedule or other Loan Document or any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(d) The terms “including” or “include” are not limiting and mean “including without limitation” or “include without limitation”.

(e) References in this Agreement or any other Loan Document to knowledge by any Credit Party of events or circumstances shall be deemed to refer to events or circumstances of which a Responsible Officer of such Person has actual knowledge or reasonably should have knowledge.

(f) References in this Agreement or any other Loan Document to financial statements shall be deemed to include all related schedules and notes thereto.

(g) Except as otherwise specified herein, all references to any Governmental Authority or Requirement of Law defined or referred to herein shall be deemed references to such Governmental Authority or Requirement of Law or any successor Governmental Authority or Requirement of Law, and any rules or regulations promulgated thereunder from time to time, in each case as the same may have been or may be amended or supplemented from time to time.

(h) References herein to a certification or statement of an officer of a Person or other individual shall mean a certification or statement of such Person, which is executed on behalf of such Person by such individual in his or her capacity as an officer of such Person.

(i) Subject to the definitions of the terms “Interest Period” and “Interest Payment Date” in Section 1.01, whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word

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“from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(j) Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(k) References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing such statute or regulation.

1.03 Accounting Principles. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted in accordance with GAAP. Unless the context otherwise clearly requires, all financial computations required under this Agreement shall be made in accordance with GAAP; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VII or the definition of any term used therein to eliminate the effect of any change in GAAP occurring after the Effective Date or the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Majority Lenders wish to amend Article VII or any such definition for such purpose), then compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrower and the Majority Lenders. Borrower shall notify the Administrative Agent of any change in GAAP that would have a material effect whether or not the Borrower wishes to adopt that change.

1.04 Classes and Types of Loans and Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Section 2.02 on the same date, all of which Loans are of the same Class and Type and, in the case of Eurodollar Loans, have the same initial Interest Period. Loans made under this Agreement are distinguished by “Class” and by “Type”. The “Class” of a Loan (or of a commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such commitment or Loan is (a) a Revolving Commitment or a Revolving Loan made under the Revolving Commitments, (b) an Incremental Revolving Commitment relating to a specified Incremental Facility or an Incremental Revolving Loan made under such Incremental Facility, (c) a Term B Loan or (d) an Incremental Term Commitment relating to a specified Incremental Facility or an Incremental Term Loan made under such Incremental Facility, each of which constitutes a “Class”. The “Type” of a Loan refers to whether such Loan is a Eurodollar Loan or a Base Rate Loan, each of which constitutes a “Type”. Identification of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) by both Class and Type, e.g., a “Eurodollar Incremental Term Loan”, indicates that such Loan is both an Incremental Term Loan and a Eurodollar Loan (or that such Borrowing is comprised of such Loans).

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1.05 Rounding. If any rounding of any financial ratio shall occur, such financial ratio shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable).

1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE CREDIT FACILITIES

2.01 Amounts and Terms of Commitments.

(a) The Term B Loans.

(i) Each Term B Lender severally agrees, subject to the terms and conditions hereinafter set forth, to make a term loan (each, a “Term B Loan”) to the Borrower on the Effective Date (and not thereafter) in an aggregate principal amount not to exceed the Term B Loan Amount of such Term B Lender; provided however that after giving effect to any Term B Loan, the aggregate principal amount of all outstanding Term B Loans shall not exceed the aggregate Term B Loan Amounts for all of the Term B Lenders. Within such limits, and subject to the other terms and conditions of this Agreement, the Borrower may borrow Term B Loans under this Section 2.01(a)(i); provided that amounts borrowed as Term B Loans which are repaid or prepaid may not be reborrowed.

(ii) Term B Loans may from time to time be (i) Eurodollar Loans or (ii) Base Rate Loans or a combination thereof, as determined by the Borrower pursuant to Section 2.02.

(b) The Revolving Loans. Each Revolving Lender severally agrees, subject to the terms and conditions hereinafter set forth, to make revolving loans (each, a “Revolving Loan”) to the Borrower from time to time on any Business Day, during the Revolving Commitment Period, in an aggregate principal amount not to exceed at any time outstanding the Revolving Commitment of such Revolving Lender; provided, however that after giving effect to any Revolving Loan made under a Revolving Commitment, the aggregate principal amount of all outstanding Revolving Loans made under the Revolving Commitments plus the aggregate amount of all outstanding L/C

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Obligations shall not exceed the Aggregate Revolving Commitment. Within such limits, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans under this Section 2.01(b), prepay Revolving Loans pursuant to Section 2.05 or 2.06 and reborrow Revolving Loans pursuant to this Section 2.01(b). Revolving Loans may from time to time be (i) Eurodollar Loans or (ii) Base Rate Loans or a combination thereof, as determined by the Borrower pursuant to Section 2.02.

(c) The Incremental Loans and Refinancing of Term Loans.

(i) So long as no Default or Event of Default has occurred and is continuing, at any time and from time to time prior to (x) April 1, 2012, with respect to a request for an Incremental Facility consisting of Incremental Revolving Loans and (y) October 1, 2012, with respect to a request for an Incremental Facility consisting of Incremental Term Loans, the Borrower may request pursuant to the procedure set forth in, and in accordance with the terms of, Section 2.15, the addition of an Incremental Facility consisting of either an increase to the existing revolving facility or a new tranche of revolving loans (each, an “Incremental Revolving Loan”) or an increase to the existing term loan or a new tranche of term loans (each, an “Incremental Term Loan”); provided however that the Borrower may not make a request for an Incremental Facility if after giving effect thereto the sum of all then outstanding Incremental Revolving Loans, unused Incremental Revolving Commitments, outstanding Incremental Term Loans and unused Incremental Term Commitments would exceed the Maximum Incremental Amount. Each Incremental Facility shall:

(A) be in an amount not less than the excess of $25,000,000 over the amount of any Nexstar Incremental Facility made simultaneously therewith;

(B) unless otherwise specifically provided in this Agreement, upon the effectiveness of the Incremental Revolving Commitment or Incremental Term Commitment relating thereto as provided in Section 2.01(c)(ii), be deemed to be a Revolving Loan or a Term B Loan as defined herein, as applicable, for all purposes under this Agreement, including for purposes of the sharing of Collateral and guarantees under the Guaranty Agreements all on a pari passu basis with all other Obligations;

(C) have such pricing as may be agreed by the Borrower and the Lenders providing such Incremental Revolving Loans and/or Incremental Term Loans pursuant to the provisions of this Section 2.01(c) and Section 2.15; and

(D) except as specifically provided in this subsection (D) and subsection (C) above or in Section 2.07, otherwise have all of the same terms and conditions as the Revolving Loans that are not Incremental Revolving Loans (if such Incremental Loans are Incremental Revolving

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Loans) or as the Term B Loans (if such Incremental Loans are Term B Loans); provided that notwithstanding anything to the contrary contained herein, the maturity date of the Incremental Term Loans shall be the Incremental Term Maturity Date.

In addition, unless otherwise specifically provided in this Agreement, all references in the Loan Documents to Revolving Loans and to Term B Loans shall be deemed, as the context requires, to include references to Incremental Revolving Loans and Incremental Term Loans, respectively, made pursuant to this Agreement. No Lender shall have any obligation to make an Incremental Loan unless and until it commits to do so. Subject to the proviso at the end of Section 2.15(a), Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to (x) an amendment (each, an “Incremental Loan Amendment”) to this Agreement executed by the Borrower, each Lender or other approved financial institution agreeing to provide such Commitment (and no other Lender shall be required to execute such amendment), and the Administrative Agent, and (y) any amendments to the other Loan Documents (executed by the relevant Credit Party and the Administrative Agent only) as the Administrative Agent shall reasonably deem appropriate to effect such purpose. Notwithstanding anything to the contrary contained herein, the effectiveness of such Incremental Loan Amendment shall be subject to the receipt by the Administrative Agent of a certificate of the Borrower executed by a Responsible Officer of the Borrower certifying that immediately prior to and after giving effect to the incurrence of the Indebtedness then to be incurred under such Incremental Facility (A) each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be true and correct in all material respects, (B) the Borrower is in compliance with each of the financial covenants contained in Section 7.09 of the Nexstar Credit Agreement and set forth in a Pro Forma Compliance Certificate delivered to the Administrative Agent, based on financial projections of the Mission Entities, the Nexstar Borrower and its Subsidiaries attached to such certificate which have been prepared on a Pro Forma Basis giving effect to any Borrowing made hereunder on such date and the consummation of any related transaction and (C) no Default shall have occurred and be continuing or be caused by the incurrence of such Indebtedness.

(ii) So long as (x) the Borrower shall have given the Administrative Agent no less than five Business Days’ prior notice of the effectiveness thereof and (y) any financial institution not theretofore a Lender which is providing an Incremental Revolving Commitment and/or an Incremental Term Commitment shall have become a Lender under this Agreement pursuant to an Incremental Loan Amendment, the Incremental Revolving Commitment and/or Incremental Term Commitment being requested by the Borrower shall become effective under this Agreement upon the effectiveness of such Incremental Loan Amendment. Upon such effectiveness, Schedule 2.01 shall be deemed amended to reflect such Commitments. In the event that an Incremental Facility shall have become effective, the Lender or Lenders providing such Incremental Revolving Commitments or Incremental Term Commitments shall be deemed to have agreed, severally and not jointly, upon the terms and subject to the conditions of this Agreement, (A) with respect to Incremental Term Commitments, to make an

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Incremental Term Loan in the amount of the Incremental Term Commitment of such Lender on the effective date of the applicable Incremental Loan Amendment and (B) with respect to Incremental Revolving Commitments, to make from time to time during the period from the date of the effectiveness of the applicable Incremental Loan Amendment through the Stated Revolving Credit Maturity Date, one or more Incremental Revolving Loans to the Borrower pursuant to the provisions of Section 2.02 in an aggregate principal amount not exceeding at any time the Incremental Revolving Commitment of such Lender at such time.

(iii) Notwithstanding anything in this Section 2.01(c) or elsewhere in this Agreement to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term B Loans (as defined below) to permit the refinancing, replacement or modification of all (but not less than all) outstanding Term B Loans (“Refinanced Term B Loans”) with a replacement term loan tranche hereunder (“Replacement Term B Loans”), provided that (a) the aggregate principal amount of such Replacement Term B Loans shall not exceed the aggregate principal amount of such Refinanced Term B Loans (except as permitted by Section 2.01(c) and Section 2.15), (b) the Applicable Margin for such Replacement Term B Loans shall not be higher than the Applicable Margin for such Refinanced Term B Loans, (c) the weighted average life to maturity of such Replacement Term B Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term B Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term B Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term B Loans than, those applicable to such Refinanced Term B Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term B Loans in effect immediately prior to such refinancing. The election by any Lender to provide or participate in the Replacement Term B Loans shall not obligate any other Lender to so provide or participate. The Borrower shall repay to any Lender who elects not to provide or participate in any Replacement Term B Loans the outstanding Term B Loans held by such Lender (plus any accrued and unpaid interest or other amounts due in connection therewith) prior to or simultaneously with any refinancing, replacement or modification of outstanding Term B Loans hereunder. In no event shall Replacement Term B Loans be deemed to be Incremental Term Loans hereunder.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Subject to the terms and conditions of this Agreement, the Borrower may borrow, (x) under the Revolving Commitments and/or any Incremental Revolving Commitments comprising an Incremental Facility then in effect, in each case on any Business Day during the Revolving Commitment Period, (y) Term B Loan Amounts on the Effective Date and (z) under any Incremental Facility consisting of Incremental Term Commitments on the effective date of the relevant Incremental Loan Amendment therefor. Each Borrowing, each conversion of Loans from one Type to the other, and

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each continuation of Eurodollar Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Loans or of any conversion of Eurodollar Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period” then: (I) the applicable notice must be received by the Administrative Agent not later than 10:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to each Lender that is making or has made such Loan of such request and determine whether the requested Interest Period is acceptable to all of them and (II) not later than 10:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all such Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice or Term Loan Notice, as applicable, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the Aggregate Available Revolving Commitment is less than $1,000,000, such lesser amount). Each Revolving Loan Notice or Term Loan Notice, as applicable (whether telephonic or written), shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Revolving Loan Notice or Term Loan Notice, as applicable, or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Loans in any such Revolving Loan Notice or Term Loan Notice, as applicable, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Revolving Loan Notice or Term Loan Notice, as applicable, the Administrative Agent shall promptly notify each Lender of the amount of its pro rata share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the

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preceding subsection. Each Revolving Lender will make the amount of its pro rata share of each requested Borrowing made under the Revolving Facility and the applicable Incremental Facility, as applicable, available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12 noon on the Business Day specified in the Revolving Loan Notice. Each Term B Lender will make the amount of its pro rata share of each requested Borrowing made under the Term B Loans and each relevant Incremental Term Lender will make its pro rata share of each requested Borrowing made under the applicable Incremental Facility, as applicable, available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the Term B Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Credit Event, Sections 4.02 and 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five different Interest Periods in effect in respect of all Loans which are Eurodollar Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of

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Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Revolving Commitment Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Majority Lenders have approved such expiry date in writing; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

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(B) the issuance of such Letter of Credit would violate one or more generally applicable policies of the L/C Issuer not implemented in contemplation of such proposed Letter of Credit;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $20,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars; or

(E) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date

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or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Commitment Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 10:00 a.m. on the

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date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Revolving Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Commitment Percentage of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

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(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.03 (other than delivery by the Borrower of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving

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Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

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(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon (a) the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding and partially or wholly undrawn, or (b) the occurrence of a Default or (c) the occurrence of the circumstances described in Section 2.06(a)(ii) requiring the Borrower to Cash Collateralize Letters of Credit, then the Borrower shall, in each case, immediately Cash Collateralize the L/C Obligations in an amount equal to the L/C Obligations (or in the case of clause (c) above, the excess amount required pursuant to Section 2.06(a)(ii)) and such cash will be held as security for all Obligations of the Borrower to the Lenders hereunder in a cash collateral account to be established by the Administrative Agent, and during the existence of an Event of Default, the Administrative Agent may, upon the request of the Majority Lenders, apply such amounts so held to the payment of such

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outstanding Obligations; provided that on a date upon which no Default exists and no L/C Obligations remain outstanding, the Administrative Agent, at the request and expense of the Borrower, will duly release the cash held hereunder as security in any cash collateral account and shall assign, transfer and deliver to the Borrower (without recourse and without any representation or warranty) such cash as is then being released and has not theretofore been released pursuant to this Agreement.

(h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Commitment Percentage a Letter of Credit fee for each Letter of Credit equal to the Applicable Margin for Revolving Loans that are Eurodollar Loans (as in effect from time to time during the period of calculation thereof) (the “Letter of Credit Fee”) times the daily amount available to be drawn under such Letter of Credit; provided, however, during the existence of an Event of Default under Section 8.01(a), the Letter of Credit Fee shall be equal to the Default Rate. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letters, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

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(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Reduction and Termination of Commitments.

(a) The Borrower may, upon not less than five Business Days’ prior notice to the Administrative Agent, terminate or permanently reduce the Aggregate Revolving Commitment, without premium or penalty, by an aggregate minimum amount of $1,000,000 or any multiple of $500,000 in excess thereof; provided, however that no such termination or reduction shall be permitted if after giving effect thereto and to any prepayment of Revolving Loans made under the Revolving Commitments which are made on the effective date of such termination or reduction (x) the then outstanding principal amount of all Revolving Loans made under the Revolving Commitments plus the amount of the then outstanding L/C Obligations would exceed the Aggregate Revolving Commitment then in effect or (y) the aggregate amount of all L/C Obligations would exceed the Letter of Credit Commitment then in effect; and provided further that once reduced in accordance with this Section 2.04(a), the Aggregate Revolving Commitment may not be increased. Any reduction of the Aggregate Revolving Commitment pursuant to this Section 2.04(a) shall be applied pro rata to each Lender’s Revolving Commitment. All accrued commitment and letter of credit fees to the effective date of any reduction or termination of the Aggregate Revolving Commitment shall be paid on the effective date of such reduction or termination. The Administrative Agent shall promptly notify the affected Lenders of any such reduction or termination of the Aggregate Revolving Commitment.

(b) The Borrower may, upon not less than five Business Days’ prior notice to the Administrative Agent, terminate or permanently reduce the Incremental Revolving Commitments under an Incremental Facility, without premium or penalty, by an aggregate minimum amount of $1,000,000 or any multiple of $500,000 in excess thereof; provided, however that no such termination or reduction shall be permitted if after giving effect thereto and to any prepayment of the Incremental Revolving Loans made under such Incremental Facility which are made on the effective date of such termination or reduction, the then outstanding principal amount of the Incremental Revolving Loans made under such Incremental Facility would exceed the total amount of such Incremental Revolving Commitments then in effect with respect to such Incremental Facility; and provided further that once reduced in accordance with this Section 2.04(b), such Incremental Revolving Commitments may not be increased. Any reduction of Incremental Revolving Commitments under an Incremental Facility pursuant to this Section 2.04(b) shall be applied pro rata to each applicable Incremental Revolving

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Lender’s Incremental Revolving Commitment under such Incremental Facility. All accrued commitment fees to the effective date of any such reduction or termination of Incremental Revolving Commitments shall be paid on the effective date of such reduction or termination. The Administrative Agent shall promptly notify the affected Incremental Revolving Lenders of any such reduction or termination of Incremental Revolving Commitments under an Incremental Facility.

(c) The Incremental Term Commitments under any Incremental Facility shall terminate effective as of the day after the effective date of the Incremental Loan Amendment relating thereto.

2.05 Voluntary Prepayments.

(a) The Borrower may, prior to 11:00 a.m., upon at least three Business Days’ written notice by the Borrower to the Administrative Agent in the case of Eurodollar Loans, and prior to 9:00 a.m., upon two Business Days’ written notice on any Business Day in the case of Base Rate Loans, prepay Revolving Loans and/or Term B Loans, as the Borrower may elect, in whole or in part, in amounts of $1,000,000 or an integral multiple of $500,000 in excess thereof.

(b) Any notice of prepayment delivered pursuant to this Section 2.05 shall specify the date and amount of such prepayment, whether the prepayment is to be made with respect to Revolving Loans and/or Term B Loans and the Type of Loans to be prepaid. The Administrative Agent will promptly notify each affected Lender thereof and of such Lender’s pro rata portion of such prepayment. If such notice is given by the Borrower and not withdrawn, the Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein together with accrued interest to each such date on the amount prepaid and the amounts, if any, required pursuant to Section 3.05; provided that interest to be paid in connection with any such prepayment of Base Rate Loans (other than a prepayment in full) shall instead be paid on the next occurring Interest Payment Date.

(c) Any prepayment of Term B Loans pursuant to this Section 2.05 shall be applied to the remaining scheduled installments of Term B Loans to be made pursuant to Section 2.07(a) pro rata (based on the then remaining amounts of such remaining installments).

2.06 Mandatory Prepayments.

(a) (i) If on any date the aggregate unpaid principal amount of outstanding Revolving Loans made under the Revolving Commitments, plus the outstanding L/C Obligations (to the extent not Cash Collateralized pursuant to clause (ii) below or as provided for in Section 2.03(g)) exceeds the Aggregate Revolving Commitment, then the Borrower shall immediately prepay the amount of such excess. Any payments on Revolving Loans made under the Revolving Commitments pursuant to this Section 2.06(a)(i) shall be applied pro rata among the Lenders with Revolving Commitments.

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(ii) If on any date the aggregate amount of all L/C Obligations shall exceed the Letter of Credit Commitment, the Borrower shall Cash Collateralize on such date an amount equal to the excess of the L/C Obligations over the Letter of Credit Commitment.

(iii) If on any date the aggregate unpaid principal amount of outstanding Incremental Revolving Loans made under an Incremental Facility exceeds the aggregate amount of the Incremental Revolving Commitments relating to such Incremental Facility, then the Borrower shall immediately prepay the amount of such excess. Any payments on Incremental Revolving Loans made under an Incremental Facility pursuant to this Section 2.06(a)(iii) shall be applied pro rata among the applicable Incremental Revolving Lenders having Incremental Revolving Commitments with respect to such Incremental Facility.

(b) (i) If on any date any Mission Entity shall make any Disposition, an amount equal to 100% of the Net Cash Proceeds from such Disposition shall be applied on such date to prepay outstanding principal of the Term B Loans and the Revolving Loans on a pro rata basis among such Loans, provided that this requirement for mandatory prepayment will be further reduced to the extent that the Borrower elects, as hereinafter provided, to attempt to cause some or all of such Net Cash Proceeds to be reinvested in Reinvestment Assets. The Borrower may elect to attempt to cause some or all of the Net Cash Proceeds from a Disposition to be reinvested in Reinvestment Assets during the Reinvestment Period (a “Reinvestment Election”) if (x) no Default exists on the date of such Reinvestment Election and (y) such Reinvestment Election is made by the delivery of a Reinvestment Notice to the Administrative Agent on or before the date of the consummation of such Disposition, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Disposition equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

(ii) Nothing in this Section 2.06(b) shall be deemed to permit any Disposition not otherwise permitted under this Agreement.

(iii) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied to prepay outstanding principal of the Term B Loans and the Revolving Loans on a pro rata basis among such Loans.

(c) Within 90 days after any Mission Entity receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses and taxes incurred in connection with such Recovery Event and the collection of the proceeds thereof) shall be applied to prepay outstanding principal of the Term B Loans and the Revolving Loans on a pro rata basis among such Loans; provided that so long as no

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Default then exists, this requirement for mandatory prepayment shall be reduced by any amounts (i) actually applied on or before such 90th day or (ii) committed in writing on or before such 90th day to be applied to the replacement or restoration of the assets subject to such Recovery Event within 365 days after such Recovery Event and; provided further that with respect to no more than $1,000,000 in the aggregate of the proceeds received from any Recovery Event, the proceeds therefrom shall not be required to be so applied if no Default then exists.

(d) On the Business Day after the date of the receipt by any Mission Entity of Net Issuance Proceeds from any sale or issuance of Capital Stock or cash capital contribution, the Borrower shall prepay outstanding principal of the Term B Loans and the Revolving Loans, on a pro rata basis among such Loans, in an amount equal to 100% of such Net Issuance Proceeds, provided so long as no Default exists on the date of such issuance, the amount of the prepayments required to be made under this Section 2.06(d) shall be reduced to the extent (but only to the extent) that such Net Issuance Proceeds are used or to be used in connection with an Acquisition made in accordance with the terms of Section 7.04 (including by waiver or consent) which a Mission Entity commits to in writing pursuant to a stock purchase agreement (or similar agreement) within six months after the date of such issuance; provided further that at any time after the expiration of such six month period, if (A) the definitive agreement executed in connection with any such Acquisition is terminated, expires or otherwise becomes ineffective prior to the consummation of such Acquisition, (B) the Borrower is no longer pursuing the consummation of the Acquisition in good faith or (C) such Acquisition is not consummated within 18 months from the date the Mission Entity committed in writing to such Acquisition, then the amount of prepayments required to be made under this Section 2.06(d) shall be increased by the amount of such Net Issuance Proceeds that were not used to consummate such Acquisition

(e) If on any date any Mission Entity shall incur or issue any Indebtedness (other than the Indebtedness described in subsections (a) – (d), and (f) – (h) of Section 7.05), then on each such date of incurrence or issuance an amount equal to the amount of the Net Debt Proceeds received with respect to such Indebtedness shall be applied to prepay outstanding principal of the Term B Loans and the Revolving Loans, on a pro rata basis among such Loans; provided that so long as no Default exists on the date of such incurrence or issuance, the amount of the prepayments required to be made under this Section 2.06(e) shall be reduced to the extent (but only to the extent) that such Net Debt Proceeds are used or to be used in connection with an Acquisition made in accordance with Section 7.04 (including by waiver or consent) which a Mission Entity commits to in writing pursuant to a stock purchase agreement (or similar agreement) within six months after the date of such incurrence or issuance of Indebtedness; provided further that at any time after the expiration of such six month period, if (A) the definitive agreement executed in connection with any such Acquisition is terminated, expires or otherwise becomes ineffective prior to the consummation of such Acquisition, (B) the Borrower is no longer pursuing the consummation of the Acquisition in good faith or (C) such Acquisition is not consummated within 18 months from the date the Mission Entity committed in writing to such Acquisition, then the amount of prepayments required to be made under this Section 2.06(e) shall be increased by the amount of such Net Debt Proceeds that were not used to consummate such Acquisition.

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(f) The Borrower shall pay, together with each prepayment under this Section 2.06, accrued interest on the amount prepaid and any amounts required pursuant to Section 3.05; provided that interest to be paid in connection with any such prepayment of Base Rate Loans (other than a prepayment in full) shall instead be paid on the next occurring Interest Payment Date.

(g) Any prepayments pursuant to this Section 2.06 made on a day other than an Interest Payment Date for any Loan shall be applied first to any Base Rate Loans then outstanding and then to Eurodollar Loans with the shortest Interest Periods remaining.

(h) Any prepayment of Term B Loans pursuant to this Section 2.06 shall be applied to the remaining scheduled installments of Term B Loans to be made pursuant to Section 2.07(a), pro rata (based on the then remaining amounts of such remaining installments).

(i) Notwithstanding anything to the contrary contained in this Section 2.06, any Term B Lender may elect, by delivering written notice to the Administrative Agent prior to the receipt thereof, not to receive its pro rata portion of any mandatory prepayment that would otherwise be payable to such Term B Lender pursuant to this Section 2.06, whereupon such portion shall be reallocated to prepay the outstanding principal amount of all Term B Loans and Revolving Loans other than the Term B Loans held by such Term B Lender and any other Term B Lender that has elected not to receive its pro rata portion of such mandatory prepayment, on a pro rata basis among such Loans.

2.07 Repayment of Loans.

(a) The Term B Loans. (i) Subject to subsection (ii) below, the Term B Loans shall mature, and the outstanding principal amount thereof shall be due and payable in full (together with all accrued and unpaid interest thereon), on the Stated Term B Maturity Date. In addition, on the last day of each Fiscal Quarter (or, in the case of the final principal installment to be repaid in Fiscal Year 2012, on the Stated Term B Maturity Date), commencing on December 30, 2005, the Borrower shall repay, and there shall become due and payable, a quarterly principal installment on the Term B Loans in an amount equal to 0.25% of the sum of the Aggregate Outstanding Term B Loan Balance on December 30, 2005 (immediately prior to the installment payable on such date) plus the initial amount of each Incremental Term Loan; provided that the final principal installment in the amount of the then unpaid principal amount of the Term B Loans, together with all unpaid Obligations accrued in connection with such Term B Loans, shall be due on the Stated Term B Maturity Date.

(ii) The applicable Incremental Loan Amendment may provide for scheduled repayments of any Incremental Term Loans, subject to the requirements of the definition of Incremental Term Maturity Date.

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(b) Application of Term B Loan Payments. Subject to Section 2.06(i), any payment made on Term B Loans pursuant to this Section 2.07, Section 2.05 or Section 2.06 shall be applied pro rata to each Lender’s Term B Loans in accordance with such Lender’s Term B Facility Percentage (and, in the case of a Lender with both Incremental Term Loans that are Term B Loans and Term B Loans that are not Incremental Term Loans, allocated ratably among such Lender’s Incremental Term Loans that are Term B Loans and Term B Loans that are not Incremental Term Loans).

(c) The Revolving Loans. Each Revolving Loan (including all Incremental Revolving Loans) shall mature, and the outstanding principal amount thereof shall be due and payable in full (together with all accrued and unpaid interest thereon) on the Stated Revolving Credit Maturity Date.

(d) All Obligations. The aggregate amount of all outstanding and unpaid Obligations shall be due and payable in full on October 1, 2012; except for Incremental Term Loans which shall be due and payable on the Incremental Term Maturity Date.

(e) Application of Revolving Loan Payments. Any payment made on Revolving Loans pursuant to this Section 2.07, Section 2.05, or Sections 2.06(b), (c), (d), or (e) shall be applied pro rata to each Lender’s Revolving Loans in accordance with such Lender’s Revolving Facility Percentage (and, in the case of a Lender with both Incremental Revolving Loans and Revolving Loans that are not Incremental Revolving Loans, allocated ratably among such Lender’s Incremental Revolving Loans and Revolving Loans that are not Incremental Revolving Loans).

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b) Any change in the Applicable Margin or the applicable Incremental Margin due to a change in the Consolidated Senior Leverage Ratio shall be effective on the applicable Adjustment Date and shall apply to all Loans that are outstanding at any time during the period commencing on such Adjustment Date and ending on the date immediately preceding the next Adjustment Date.

(c) (i) If any amount of principal of any Loan, or any regularly scheduled amount payable hereunder or under any other Loan Document, is not paid in full when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, all amounts bearing interest hereunder shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

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(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then all amounts bearing interest hereunder shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fees.

(i) The Borrower shall pay to the Administrative Agent for the ratable account of each Lender with a Revolving Commitment, on the last Business Day of each March, June, September and December and on the earlier of the Stated Revolving Credit Maturity Date and the date on which the Aggregate Revolving Commitments shall have been terminated in full, an aggregate commitment fee (the “Revolving Commitment Fee”) on the daily average amount of the Aggregate Available Revolving Commitment equal to 0.500% per annum for any period that the Consolidated Senior Leverage Ratio as of the most recent Leverage Ratio Determination Date for such period is greater than or equal to 4.00 to 1.00 and 0.375% per annum for any period that the Consolidated Senior Leverage Ratio as of the most recent Leverage Ratio Determination Date for such period is less than 4.00 to 1.00. The Revolving Commitment Fee shall begin to accrue on and after the Effective Date and shall cease to accrue on the earlier of the Stated Revolving Credit Maturity Date and the date on which the Aggregate Revolving Commitments shall have been terminated in full.

(ii) The Borrower shall pay to the Administrative Agent for the account of each Lender with an Incremental Revolving Commitment, on the last Business Day of each March, June, September and December and on the earlier of the Maturity Date and the date on which each Incremental Revolving Commitment of a Lender shall have been terminated in full, the Incremental Commitment Fee for each Incremental Revolving Commitment of such Lender on the daily average amount of each of such Lender’s aggregate unutilized Incremental Revolving Commitments. Each Incremental Commitment Fee shall begin to accrue on and after the date when the related Incremental Revolving Commitment shall have become effective hereunder and shall cease to accrue on the earlier of the Maturity Date and the date on which such Incremental Revolving Commitment shall have been terminated in full.

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(b) Other Fees.

(i) The Borrower shall pay to the Joint Lead Arrangers, Joint Book Managers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) Fees under Existing Mission Credit Agreement. Notwithstanding anything to the contrary in this Agreement, all fees which, as of the Effective Date, remain outstanding under the Existing Mission Credit Agreement will be due and payable on the first payment date scheduled for payment of fees under this Agreement occurring after the Effective Date.

2.10 Computation of Interest and Fees. All computations of commitment fees, and interest payable in respect of Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Events made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Events made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender

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(through the Administrative Agent) a Revolving Loan Note and/or a Term B Loan Note, as applicable, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments (including prepayments) to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its share, if any, of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue to (but excluding) such next succeeding Business Day. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall instead come due on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance

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with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Event set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

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(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary or any Affiliate of either thereof (as to which the provisions of this Section shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

2.14 Security Documents and Guaranty Agreements.

(a) All Obligations under this Agreement and all other Loan Documents shall be secured in accordance with the Security Documents.

(b) All Obligations under this Agreement and all other Loan Documents shall be unconditionally guaranteed by the Nexstar Entities pursuant to the Nexstar Guaranty of Mission Obligations and by any Subsidiaries of the Borrower pursuant to one or more Subsidiary Guaranty Agreements.

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2.15 Procedure for Incremental Loan Requests.

(a) When the Borrower wishes to request one or more Lenders or other financial institutions approved by the Administrative Agent (in each case, such approval not to be unreasonably withheld) to provide proposals for the providing of an Incremental Facility consisting of Incremental Revolving Loans or Incremental Term Loans to the Borrower, the Borrower may solicit requests from any such Lenders or other financial institutions for the providing of (i) a commitment for an Incremental Revolving Loan (each, an “Incremental Revolving Commitment”) or an Incremental Term Loan (each, an “Incremental Term Commitment”), as the case may be, and (ii) as applicable to such Incremental Revolving Commitments or Incremental Term Commitments, (x) the upfront fee to be charged by such Lenders or other financial institutions in connection with the providing of such Incremental Revolving Commitments or Incremental Term Commitments (any such upfront fee, each an “Incremental Upfront Fee”), (y) the commitment fee to be charged by such Lenders or other financial institutions with respect to such Incremental Revolving Commitments or Incremental Term Commitments (any such commitment fee, each an “Incremental Commitment Fee”) and (z) the margins to be added by such Lenders or other financial institutions to the Base Rate and the Eurodollar Rate for Loans made under such Incremental Revolving Commitment or Incremental Term Commitments (any such margin, an “Incremental Margin”). Upon the selection by the Borrower of Lenders or other financial institutions, the Borrower shall promptly notify the Administrative Agent of the Lenders or other financial institutions selected and the amount of the Incremental Revolving Commitments and/or Incremental Term Commitments, the Incremental Upfront Fee, Incremental Commitment Fee and the Incremental Margin as agreed upon by the Borrower and such Lenders or other financial institutions; provided, that if such Incremental Margin for Incremental Revolving Loans is greater than the margin set forth for Revolving Loans in the definition of “Applicable Margin” contained in Section 1.01, or if such Incremental Commitment Fees are greater than the Revolving Commitment Fee set forth in Section 2.09(a), the Incremental Loan Amendment pursuant to which such proposed Incremental Revolving Commitments are to be made available shall not become effective unless the prior written consent of the Majority Lenders has been obtained, and provided, further, that if, pursuant to an Incremental Loan Amendment, any net yield for the related Incremental Term Loans is in excess of 25 basis points above the comparable margin set forth for Term B Loans in the definition of “Applicable Margin” contained in Section 1.01, the Applicable Margin for outstanding Term B Loans shall automatically be increased to any extent required so that the margin applicable thereto is 25 basis points less than the margin for such Incremental Term Loans without any action or consent of the Borrower, the Administrative Agent or any Lender.

(b) Notwithstanding anything to the contrary contained herein, it is understood and agreed that (i) there shall be no more than (x) five different Incremental Margins in effect in respect of all Incremental Loans and (y) five different Interest Periods in effect in respect of all Loans (including Incremental Loans) which are Eurodollar Loans; and (ii) if no Incremental Margin is agreed upon, with respect to any given Incremental Facility, then the Incremental Margin shall be deemed to be (x) the Applicable Margin for Revolving Loans (other than Incremental Revolving Loans) as in

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effect from time to time if the commitment is an Incremental Revolving Commitment or (y) the Applicable Margin for Term B Loans (other than Incremental Term Loans) as in effect from time to time if the commitment is an Incremental Term Commitment.

(c) From time to time, the Borrower and the Lenders shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the providing of an Incremental Loan, including the amounts, interest rates, and dates of Borrowings thereof, for purposes of the allocation of amounts received from the Borrower for payment on all amounts owing hereunder.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

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(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Each shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit payments to be made hereunder without withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form or similar documentation prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to

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which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Majority Lenders determine that for any reason in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

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3.04 Increased Costs; Reserves on Eurodollar Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

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(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

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3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT

4.01 Conditions to the Effective Date. The occurrence of the Effective Date and the obligation of the Lenders to make Loans or purchase L/C Advances and the L/C Issuer to issue Letters of Credit on the Initial Borrowing Date are subject to the receipt by the Administrative Agent prior to or concurrently with the occurrence of the Effective Date and the making of Loans and the issuance of Letters of Credit on the Initial Borrowing Date of each of the items set forth in this Section 4.01 in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and in sufficient copies for each Lender:

(a) Third Amended and Restated Credit Agreement. This Agreement duly executed and delivered by the Borrower, the Administrative Agent, the Co-Syndication Agents, the L/C Issuer, each of the other Lenders and by each of the other parties listed on the signature pages hereof (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of a facsimile or other written confirmation from such party of execution of a counterpart of this Agreement by such party).

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(b) Closing Certificates. A Closing Certificate of each Credit Party, dated the Effective Date, duly executed on such Credit Party’s behalf by a Responsible Officer and the Secretary or any Assistant Secretary of such Credit Party, together with:

(i) original certificates of existence and good standing, dated not more than 10 days prior to the Effective Date, from appropriate officials of each Credit Party’s respective state of incorporation or organization and certificates of good standing and authority to do business, dated not more than 10 days prior to Effective Date, from appropriate officials of any and all jurisdictions where each Credit Party’s property or business makes qualification to transact business therein necessary and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(ii) copies of Board Resolutions of each Credit Party approving the Loan Documents to which such Credit Party is a party and authorizing the transactions contemplated herein and therein, duly adopted at a meeting of, or by the unanimous written consent of, the Board of Directors of such Credit Party; and

(iii) a copy of all Charter Documents of each Credit Party. The articles/certificate of incorporation (or equivalent limited liability company document) of each Credit Party shall be accompanied by an original certificate issued by the Secretary of the State of incorporation or organization of such Credit Party, dated not more than 10 days prior to the Effective Date, certifying that such copy is correct and complete.

(c) Legal Opinions.

(i) An opinion of Drinker, Biddle & Reath LLP, counsel to the Borrower and/or an opinion of Kirkland & Ellis LLP, special counsel to the Credit Parties, each addressed to the Administrative Agent and the Lenders, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Loan Documents as the Administrative Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Administrative Agent; and

(ii) an opinion of FCC counsel to the Credit Parties addressed to the Administrative Agent and the Lenders, which opinion shall cover such matters incident to the transactions contemplated herein and in the other Loan Documents as the Administrative Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d) Certificates. A certificate of each Credit Party executed on such Credit Party’s behalf by a Responsible Officer of such Credit Party, dated as of the Effective Date, stating that:

(i) the representations and warranties of the Borrower contained in Article VI and the representations and warranties of the other Credit Parties set

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forth in the Loan Documents to which they are a party are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); provided, however, that on the Initial Borrowing Date, the Borrower shall not make the representations set forth in (x) Section 5.11(c) with respect to clause (i) of the definition of “Material Adverse Effect” and (y) Section 5.11(d);

(ii) no Default exists both before and after giving effect to any Borrowing or the issuance of any Letter of Credit on the Initial Borrowing Date; and

(iii) after giving effect to the initial Credit Event under this Agreement, no Mission Entity will have any Indebtedness outstanding except as shall be permitted under Section 7.05.

(e) Financial Statements. Consolidated financial statements of the Mission Entities for Fiscal Years 2004.

(f) Solvency Certificate. The Solvency Certificate.

(g) Information Certificate. The Information Certificate, containing information not otherwise provided in the Security Documents.

(h) Confirmation Agreements. Confirmation Agreements duly executed by a Responsible Officer of the respective Credit Party, substantially in the form of Exhibits D-1, D-2, D-3, D-4 and D-5.

(i) Revolving Reallocation Letter. A Revolving Reallocation Letter duly executed by the Revolving Lenders, the Nexstar Entities and the Borrower.

(j) Other Documents. Such other approvals, opinions or documents, including financing statements, as either Agent or any Lender may reasonably request.

4.02 Additional Conditions to the Effective Date. The occurrence of the Effective Date and the obligation of the Lenders to make Loans and the L/C Issuer to issue Letters of Credit on the Initial Borrowing Date are subject to the satisfaction, prior to or concurrently with the occurrence of the Effective Date and the making of Loans and the issuance of Letters of Credit on the Initial Borrowing Date of the other conditions precedent set forth below, each in a manner reasonably satisfactory to the Administrative Agent and the Lenders:

(a) Nexstar Credit Agreement. On or prior to the Effective Date, the Nexstar Borrower shall have entered into the Nexstar Credit Agreement and related loan documents, and shall have utilized the proceeds from same to incur up to $232,300,000 in Indebtedness to refinance the Indebtedness outstanding under the Existing Nexstar Credit Agreement (as defined in the Nexstar Credit Agreement), all on a basis which is satisfactory to the Administrative Agent and the Lenders.

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(b) No Restraints. There shall exist no judgment, order, injunction or other restraint which would prevent or delay the consummation of, or impose materially adverse conditions upon this Agreement and the other Loan Documents, the Nexstar Credit Agreement and related documents or any of the transactions contemplated in connection with any of the foregoing.

(c) Margin Regulations. All Loans made under this Agreement shall be in full compliance with all applicable Requirements of Law, including, without limitation, Regulations T, U and X of the Federal Reserve Board.

(d) Fees. The Administrative Agent, the L/C Issuer and the other Lenders shall have received (i) all fees and expenses that are due and payable on or before the Effective Date pursuant to this Agreement and any other Loan Document and (ii) an amount equal to the estimated fees and expenses of Winstead Sechrest & Minick P.C. incurred in connection with the preparation, examination, negotiation, execution and delivery of this Agreement, the other Loan Documents and the consummation of the transactions contemplated herein.

(e) Repayment, Repurchase, Cancellation and/or Modification of Certain Indebtedness. (i) All Indebtedness and all other obligations outstanding with respect to the Existing Mission Credit Agreement and all other Indebtedness not permitted by Section 7.05 shall have been paid or otherwise canceled or discharged in full, and all Liens created in connection therewith shall have been either terminated or assigned to the Administrative Agent for the benefit of the Lenders, and (ii) the Administrative Agent shall have received satisfactory evidence that all of the foregoing has occurred.

(f) Governmental and Third Party Approvals. All material Authorizations and third-party approvals (including, without limitation, all FCC Licenses and consents) necessary or appropriate in connection with this Agreement or the other Loan Documents, the Nexstar Loan Documents, and the other transactions contemplated herein and in the other Loan Documents shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on this Agreement, the other Loan Documents, the Nexstar Loan Documents, or any of the other transactions contemplated herein or therein.

(g) All Proceedings Satisfactory. All corporate and other proceedings taken prior to or on the Effective Date in connection with this Agreement, the other Loan Documents and the transactions contemplated herein and all documents and evidences incident thereto shall be satisfactory in form and substance to the Lenders, and the Lenders shall have received such copies thereof and such other materials (certified, if requested) as they may have reasonably requested in connection therewith.

(h) Effective Date. The Effective Date shall have occurred on or before April 15, 2005.

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Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in Section 4.01 and Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

4.03 Conditions to All Borrowings and the Issuance of Any Letters of Credit. The obligation of the Lenders to make or convert any Loans agreed to be made by them hereunder and the obligation of the L/C Issuer to issue, renew or amend any Letter of Credit (including any initial Loans to be made or Letters of Credit to be issued on the Initial Borrowing Date) are subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance of a Letter of Credit, as applicable.

(a) Request for Credit Extension. The Administrative Agent (and the L/C Issuer, in the case of any issuance of a Letter of Credit) shall have received a Request for Credit Extension.

(b) Representations and Warranties. Each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such Borrowing Date or date of issuance of a Letter of Credit as if made on and as of such date, both before and after giving effect to the Credit Event requested to be made on such date and the proposed use of the proceeds thereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided, however, that on the Initial Borrowing Date, the Borrower shall not make the representations set forth in (x) Section 5.11(c) with respect to clause (i) of the definition of “Material Adverse Effect” and (y) Section 5.11(d);.

(c) No Default. No Default shall exist both before and after giving effect to the Credit Event requested to be made on such date and the proposed use of proceeds thereof.

(d) No Material Adverse Effect. On any Borrowing Date other than the Initial Borrowing Date, no events shall have occurred which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Each Request for Credit Extension submitted by the Borrower hereunder shall be deemed to constitute a representation and warranty by the Borrower hereunder, as of the date of each such Request for Credit Extension and as of the date of the related Borrowing or issuance of a Letter of Credit, that the conditions set forth in Sections 4.03(b), (c) and (d) are satisfied.

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ARTICLE V.

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Co-Syndication Agents and the Lenders to enter into this Agreement and to make the Loans and to issue Letters of Credit, the Borrower both as to itself and as to its Subsidiaries hereby makes the following representations and warranties to the Administrative Agent, the Co-Syndication Agents and each Lender:

5.01 Existence; Compliance with Law. Each Mission Entity (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has the corporate, limited liability company or partnership power and authority, legal right and all governmental licenses, Authorizations, consents and approvals to own (or hold under lease) and operate its property or assets and conduct the business in which it is currently engaged except, with respect only to such legal right and governmental licenses, Authorizations, consents and approvals, where the failure to possess any such legal right or governmental license, Authorization, consent or approvals could not reasonably be expected to have a Material Adverse Effect; (c) has the corporate, limited liability company or partnership power and authority, legal right and all governmental licenses, Authorizations, consents and approvals to execute, deliver, and perform its obligations under the Loan Documents to which it is a party; (d) is duly qualified to do business as a foreign entity, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the nature or conduct of its business requires such qualification or license, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect; and (e) is in compliance, in all material respects, with all Requirements of Law.

5.02 Corporate, Limited Liability Company or Partnership Authorization; No Contravention. The execution, delivery and performance by each Mission Entity of this Agreement and any other Loan Document to which such Mission Entity is a party have been duly authorized by all necessary corporate, limited liability company or partnership action, as the case may be, of such Mission Entity and do not and will not: (a) contravene any terms of the Charter Documents of such Mission Entity; (b) conflict with or result in any breach or contravention of, constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate any material Contractual Obligation of any Mission Entity and will not result in, or require, the creation of any Lien on any of their respective properties or any revenues, income or profits therefrom, whether now owned or hereafter acquired pursuant to any Requirement of Law or Contractual Obligation (other than pursuant to the Security Documents) to which such Mission Entity is a party or any order, injunction, writ or decree of any Governmental Authority to which such Mission Entity or its property is subject; or (c) violate any Requirement of Law.

5.03 Governmental Authorization. No approval, consent, exemption, Authorization, or other action by, or in respect of, or notice to, or filing with (or approvals required under state blue sky securities laws) any Governmental Authority or any other Person is necessary or required in connection with the Borrowings to be made hereunder or with the execution, delivery or performance by, or enforcement against, any Mission Entity of this Agreement or any other Loan Document, except that (i) certain of the Loan Documents may have to be filed with the FCC after the Effective Date and (ii) the prior approval of the FCC may be required for the Lenders to exercise certain of their rights with respect to the Stations.

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5.04 Binding Effect. This Agreement and each other Loan Document to which any Mission Entity is a party constitutes the legal, valid and binding obligation of such Mission Entity to the extent such Mission Entity is a party thereto, enforceable against such Mission Entity in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

5.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Mission Entity, threatened at law, in equity, in arbitration or before any Governmental Authority, against any Mission Entity or any of their respective properties or assets which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) as to which there is a reasonable possibility of an adverse determination, that if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that any transaction provided for herein or therein not be consummated as herein or therein provided.

5.06 No Default. No Default exists or will result from the incurring of any Obligations by any Mission Entity. No Mission Entity is in default under or with respect to any Contractual Obligation in any respect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code (i) has received a favorable determination letter from the Internal Revenue Service or (ii) has been recently established and has not received such a determination letter and such Plan complies with the requirements of Section 401(a) of the Code; and to the best knowledge of each Mission Entity nothing has occurred which would cause the loss of such qualification or the revocation of such determination letter.

(b) There are no pending or, to the best knowledge of each Mission Entity, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted, or could reasonably be expected to result, in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

(c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan.

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(d) As of the date hereof, no Pension Plan has an Unfunded Pension Liability.

(e) No Mission Entity and no ERISA Affiliate has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan.

(f) No Mission Entity and no ERISA Affiliate has incurred nor reasonably expects to incur any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan.

(g) No Mission Entity and no ERISA Affiliate has transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.08 Use of Proceeds; Margin Regulations. No Mission Entity is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan have been or will be used by any Mission Entity, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Federal Reserve Board including Regulations U and X. If requested by any Lender or the Administrative Agent, each Credit Party will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

5.09 Ownership of Property; Intellectual Property.

(a) Each Mission Entity has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its Real Property, and good title to, a valid leasehold interest in, or a valid right to use, all its other property and assets which are material to the operations of its businesses, in each case subject only to Permitted Liens. All Mortgaged Properties of the Mission Entities are listed on Schedule 5.09.

(b) (i) Each Mission Entity has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect and (ii) each Mission Entity enjoys peaceful and undisturbed possession under all such leases under which it is a tenant, in each case except where the failure to comply or to enjoy such possession, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c) As of the date of this Agreement, (i) no Mission Entity has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any Real Property owned by such Mission Entity or any sale or disposition thereof in lieu of condemnation and (ii) no Mission Entity is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any of its Real Property or any interest therein.

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(d) Each Mission Entity owns, or otherwise has the right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (“Intellectual Property”) necessary for the conduct of its business as currently conducted except for those which the failure to own or have the right to use, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except for such claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Mission Entity know of any valid basis for any such claim. Except for such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, to the knowledge of each Mission Entity, the use of such Intellectual Property by such Mission Entity does not infringe on the rights of any Person.

5.10 Taxes. Each Mission Entity has filed all federal and other material tax returns and reports required to be filed and paid the tax thereon shown to be due, and has paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Mission Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.11 Financial Statements.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case to the extent required by GAAP (so applied) to be shown therein.

(b) The unaudited consolidated balance sheet of the Borrower, if any, most recently delivered to the Administrative Agent pursuant to Section 6.01(b), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Quarter ended on the date of such balance sheet (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

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(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) Since the date of the Audited Financial Statements, no Internal Control Event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

5.12 Securities Law, etc.; Compliance. All transactions contemplated by this Agreement and the other Loan Documents comply in all material respects with (a) Regulations T, U and X of the Federal Reserve Board and (b) all other applicable laws and any rules and regulations thereunder, except where the failure to comply, in the case of this clause (b), could not reasonably be expected to have a Material Adverse Effect.

5.13 Governmental Regulation. No Mission Entity is an “investment company” within the meaning of the Investment Company Act of 1940 or a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935. No Mission Entity is subject to regulation under any other federal or state statute or regulation which limits its ability to incur Indebtedness or Guaranty Obligations under this Agreement or any other Loan Document.

5.14 Accuracy of Information. All factual information (excluding, in any event, financial projections) heretofore or contemporaneously herewith furnished by or on behalf of any Mission Entity in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, and all other such factual information hereafter furnished by or on behalf of any Mission Entity to the Administrative Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information, in the light of the circumstances existing at the time such information was delivered, not misleading.

5.15 Hazardous Materials. No Mission Entity has caused or permitted any Hazardous Material to be disposed of or otherwise released, to its best knowledge, either from, on or under any property currently or formerly legally or beneficially owned or operated by, or otherwise used by such Mission Entity, in any manner which has had or is reasonably likely to have, a Material Adverse Effect. To the best knowledge of each Mission Entity, no such property has ever been used as a dump site or storage site for any Hazardous Materials or otherwise contains or contained Hazardous Materials which usage has had or is reasonably likely to have, a Material Adverse Effect. The failure, if any, of any Mission Entity, in connection with their current and former properties or their businesses, to be in compliance with any Environmental Law or to obtain any permit, certificate, license, approval and other Authorization under such Environmental Laws has not had, and is not reasonably expected to have, a Material Adverse Effect. No Mission Entity has entered into, has agreed to or is subject to any judgment, decree or order or other similar requirement of any Governmental Authority under any Environmental Law, including without limitation, relating to compliance or to investigation, cleanup, remediation or removal of Hazardous Materials, which has had, or is reasonably expected to

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have, a Material Adverse Effect. No Mission Entity has contractually assumed any liabilities or obligations under any Environmental Law which assumption has had, or is reasonably expected to have, a Material Adverse Effect. There are no facts or circumstances which exist that could give rise to liabilities with respect to Hazardous Materials or any Environmental Law, which have had, or are reasonably expected to have, a Material Adverse Effect.

5.16 FCC Licenses.

(a) Each Mission Entity holds such validly issued FCC licenses and Authorizations as are necessary to operate their respective Stations as they are currently operated (collectively, the “FCC Licenses”), and each such FCC License is in full force and effect. The Stations of each Mission Entity and the FCC Licenses of each Mission Entity as of the Effective Date are listed on Schedule 5.16, and each of such FCC Licenses has the expiration date indicated on Schedule 5.16.

(b) No Mission Entity has knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the rules and regulations of the FCC applicable generally to stations of the type, nature, class or location of the Station in question. Each Station has been and is being operated in all material respects in accordance with the terms and conditions of the FCC Licenses applicable to it and the rules and regulations of the FCC and the Communications Act of 1934, as amended (the “Communications Act”).

(c) No proceedings are pending or are threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station or its operation, other than any matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and proceedings affecting the television broadcasting industry in general.

(d) All reports, applications and other documents required to be filed by the Mission Entities with the FCC with respect to the Stations have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein could not reasonably be expected to have a Material Adverse Effect, and no Mission Entity has knowledge of any matters which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition on any Mission Entity of any material fines or forfeitures by the FCC, or which could reasonably be expected to result in the revocation, rescission, reversal or modification of any Station’s authorization to operate as currently authorized under the Communications Act and the policies, rules and regulations of the FCC.

(e) There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Station or its operations. The Borrower has delivered to the Lenders true and complete copies of all FCC Licenses (including any and all amendments and other modifications thereto), and all pending applications relating thereto.

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5.17 Subsidiaries; Capital Stock. No Mission Entity has any Subsidiaries except, on the date hereof, those Subsidiaries which are identified in Schedule 5.17 and, thereafter, those Subsidiaries identified as to be formed or Acquired in Schedule 5.17 or in any Guaranty Supplement and those Subsidiaries permitted to be formed or Acquired in compliance with the terms hereof.

5.18 Solvency. As of the date on which this representation and warranty is made or deemed made, each Mission Entity is Solvent on a consolidated and consolidating basis, both before and after giving effect to any transaction with respect to which this representation and warranty is being made and to the incurrence of all Indebtedness, Guarantee Obligations and other obligations incurred on such date in connection herewith and therewith.

5.19 Labor Controversies. There are no labor controversies pending or, to the best knowledge of each Mission Entity, threatened against any Mission Entity which could reasonably be expected to have a Material Adverse Effect.

5.20 Security Documents.

(a) Each of the Pledge Agreement and the Smith Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Collateral and the Lien granted pursuant to the Pledge Agreement and the Smith Pledge Agreement constitutes a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor or pledgors thereunder in such Pledged Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

(b) The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Security Agreement Collateral and proceeds thereof and the Lien granted pursuant to the Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantor or grantors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens.

5.21 Network Affiliation Agreements. Set forth on Schedule 5.21 hereto is a list, as of the Effective Date, of each effective Network Affiliation Agreement and the expiration date therefor.

5.22 Condition of Stations. All of the material properties, equipment and systems of each Mission Entity and the Stations are, and all material properties, equipment and systems to be added in connection with any contemplated Station expansion or construction will be, in condition which is sufficient for the operation thereof in accordance with past practice of the Station in question and are and will be in compliance with all applicable standards, rules or requirements imposed by (a) any governmental agency or authority including without limitation the FCC and (b) any FCC License, in each case except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

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5.23 Information Certificate. As of the Effective Date, the information contained in the Information Certificate is true, accurate and complete in all respects, and thereafter the Information Certificate, together with all other such information hereafter furnished by or on behalf of any Mission Entity to the Administrative Agent reflecting any changes or additions to the Information Certificate, shall be true, accurate and complete in all respects.

5.24 Maintenance of Insurance. The Borrower maintains with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

ARTICLE VI.

AFFIRMATIVE COVENANTS

The Borrower agrees with the Administrative Agent, the Co-Syndication Agents and each Lender that, until all Commitments and Letters of Credit have terminated and all Obligations (other than indemnities for which no request for payment has been made) have been paid and performed in full:

6.01 Financial Statements. The Borrower shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Majority Lenders, and with sufficient copies for each Lender:

(a) as soon as available, but not later than 90 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders’ or members’ equity and cash flows for such Fiscal Year, setting forth in comparative form the figures for the previous Fiscal Year, and accompanied by (A) a report and opinion of PricewaterhouseCoopers LLP or another Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Majority Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (B) if required to be included in the Borrower’s periodic reports under the applicable Securities Laws, an attestation report of PricewaterhouseCoopers LLP or such other Registered Public Accounting Firm as to the Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley showing no Internal Control Event or Events, that, in the aggregate (1) could reasonably be expected to have a Material Adverse Effect, or (2) could reasonably be expected to permit the occurrence of a Material Adverse Effect if left unremedied;

(b) as soon as available, but not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income or operations,

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shareholders’ or members’ equity and cash flows for the period commencing on the first day and ending on the last day of such Fiscal Quarter, and certified (in a certificate of the Borrower, executed on behalf of the Borrower by a Responsible Officer) as being complete and correct and fairly presenting in all material respects, in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments), the financial position and the results of operations of the Borrower and its consolidated Subsidiaries; and

(c) as soon as available, but not later than 30 days after the end of each month, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such month and the related statements of income, shareholders’ or members’ equity and cash flows for the period commencing on the first day and ending on the last day of such month, and certified (in a certificate of the Borrower, executed on behalf of the Borrower by a Responsible Officer) as being complete and correct and fairly presenting in all material respects, in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments), the financial position and the results of operations of the Borrower and its consolidated Subsidiaries.

6.02 Certificates; Other Information. The Borrower shall furnish to the Administrative Agent, with sufficient copies for each Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate of the Borrower;

(b) promptly after the same are sent, copies of all financial statements and reports which any Mission Entity sends to its shareholders, partners or members; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which any Mission Entity may make to, or file with, the SEC, other than filings on Form 11-K and S-8;

(c) promptly, such additional business, financial and other information with respect to the Borrower or any of its Subsidiaries as the Administrative Agent, at the request of any Lender, may from time to time reasonably request;

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) promptly, and in any event within two Business Days after receipt thereof by the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower; and

(f) promptly upon receipt thereof, notice of any change in the credit ratings (if any) of any Mission Entity by Moody’s or S & P.

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Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03 Notices. The Borrower shall, upon any Responsible Officer of any Mission Entity obtaining knowledge thereof, give notice (accompanied by a reasonably detailed explanation with respect thereto) to the Administrative Agent, the L/C Issuer and each Lender:

(a) promptly of the occurrence of any Default;

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(b) promptly of any matter that has resulted in a Material Adverse Effect;

(c) promptly of any litigation, arbitration, or governmental investigation or proceeding not previously disclosed by the Borrower to the Lenders which has been instituted or, to the knowledge of any Mission Entity, is threatened against any Mission Entity or to which any of their respective properties is subject (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which relates to this Agreement, any other Loan Document or any of the transactions contemplated hereby;

(d) promptly of any development which shall occur in any litigation, arbitration, or governmental investigation or proceeding previously disclosed by any Mission Entity to the Lenders which could reasonably be expected to have a Material Adverse Effect; or

(e) promptly of any of the following events affecting any Mission Entity or any ERISA Affiliate (but in no event more than ten days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Mission Entity or any ERISA Affiliate with respect to such event:

(i) an ERISA Event; or

(ii) any of the representations and warranties in Section 5.07 ceasing to be true and correct;

(f) promptly of any material change in accounting policies or financial reporting practices by any Mission Entity; or

(g) (i) promptly notify the Agents and (ii) within 30 Business Days notify the Lenders of the occurrence of any of the following events numbered (1) through (3) below; provided however, to the extent not previously disclosed to the Lenders, the Borrower shall notify the Agents and the Lenders of the occurrence of any of the following events numbered (1) through (3) below not less than two Business Days (or such lesser notice prior to public disclosure as is reasonable under the circumstances) prior to (A) the public announcement thereof by a representative of the Borrower, (B) the filing with the SEC or any other Governmental Authority of any report or communication related thereto or (C) the submission of a Request for Credit Extension:

(1) any Internal Control Event (I) which is required to be publicly disclosed of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge, (II) which the Borrower intends to disclose or (III) which has otherwise become known to the public (other than an Internal Control Event concerning allegations of fraud that involve an amount less than $250,000),

(2) any Internal Control Event of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge which could reasonably be expected to have a Material Adverse Effect, or

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(3) any Internal Control Event of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge which includes a fraud allegation that could reasonably be expected to involve an amount in excess of $5,000,000.

6.04 FCC Information. As soon as possible and in any event within five days after the receipt by any Mission Entity from the FCC or any other Governmental Authority or filing or receipt thereof by any Mission Entity, provide to the Lenders (a) any citation, notice of violation or order to show cause issued by the FCC or any Governmental Authority with respect to any Mission Entity which is available to any Mission Entity, in each case which could reasonably be expected to have a Material Adverse Effect and (b) if applicable, a copy of any notice or application by any Mission Entity requesting authority to or notifying the FCC of its intent to cease broadcasting on any broadcast station for any period in excess of ten days.

6.05 FCC Licenses and Regulatory Compliance.

(a) The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all terms and conditions of all FCC Licenses covering the Stations, all Federal, state and local laws, all rules, regulations and administrative orders of the FCC and all state and local commissions or authorities which are applicable to the Borrower and/or its Subsidiaries or the operation of the Stations of any Mission Entity.

(b) Within seven (7) days of the filing of any objection, complaint or protest during the objection period following any FCC order granting its consent any consummated Acquisition, the Borrower shall, and shall cause each of its Subsidiaries to, enter into unwind agreements in form and substance and on terms acceptable to Majority Lenders pursuant to which the Borrower and its Subsidiaries will be required to unwind the transaction(s) in question if the FCC revokes or rescinds its consent thereto.

6.06 License Lapse. As soon as possible and in any event within five days after the receipt thereof by any Mission Entity, the Borrower will give the Lenders notice of any lapse, termination or relinquishment of any material License, permit or other Authorization from the FCC or other Governmental Authority held by any Mission Entity or any failure of the FCC or other Governmental Authority to renew or extend any such License, permit or other Authorization for the usual period thereof and of any complaint or other matter filed with or communicated to the FCC or other Governmental Authority, of which any Mission Entity has knowledge and in any such case which could reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Corporate, Limited Liability Company or Partnership Existence, etc. The Borrower shall, and shall cause each of its respective Subsidiaries to, cause to be done at all times all things necessary to maintain and preserve the corporate, limited liability company or partnership existence, as the case may be, of each Mission Entity except to the extent otherwise permitted pursuant to Section 7.04 (including by waiver or consent).

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6.08 Foreign Qualification, etc. The Borrower will, and will cause each of its Subsidiaries to, cause to be done at all times all things necessary to maintain and preserve the rights and franchises of the Borrower and its Subsidiaries to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to maintain and preserve or so qualify could reasonably be expected to have a Material Adverse Effect.

6.09 Payment of Taxes, etc. The Borrower will, and will cause each of its respective Subsidiaries to, pay and discharge, as the same may become due and payable, all federal and material state and local taxes, assessments, and other governmental charges or levies against or on any of the income, profits or property of a Mission Entity, as well as material claims of any kind which, if unpaid, might become a Lien upon a Mission Entity’s properties, and will pay (before they become delinquent) all other material obligations and liabilities; provided, however, that the foregoing shall not require the Borrower or any of its Subsidiaries to pay or discharge any such tax, assessment, charge, levy, Lien, obligation or liability so long as such Mission Entity shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with GAAP.

6.10 Maintenance of Property; Insurance. The Borrower will, and will cause each of its Subsidiaries to, keep all of the material property and facilities that are useful and necessary in the business of the Mission Entities in such condition as is sufficient for the operation of such business in the ordinary course and will maintain, and cause each of its Subsidiaries to maintain, such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated to the Mission Entities.

6.11 Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with the Requirements of Law of any Governmental Authority, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.12 Books and Records. The Borrower will, and will cause each of its respective Subsidiaries to, keep proper books and records reflecting all of their business affairs and transactions in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit the Agents and their Related Parties, or, after the occurrence and during the continuance of any Default under Section 8.01, any Lender, or any of their respective representatives or agents, upon reasonable notice and at reasonable times and intervals during ordinary business hours (or at any time if an Event of Default has occurred and is continuing), to visit all of their offices, discuss their financial matters with their officers and, subject to the right of representatives of the Mission Entities to be present, independent accountants (and hereby authorizes such independent accountants to discuss their financial matters with the Agents, their Related Parties, any Lender or its representatives pursuant to the foregoing) and examine and make abstracts or photocopies from any of their books or other corporate records, all at the Borrower’s expense for any charges imposed by such accountants or for making such abstracts or photocopies, but otherwise at the Administrative Agent’s, such Co-Syndication Agent’s or such Lender’s expense.

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6.13 Use of Proceeds. The Borrower shall use, or cause its Subsidiaries to use, the proceeds of the Loans (a) to refinance the Indebtedness outstanding under the Existing Mission Credit Agreement and to pay related transaction costs, (b) to finance Acquisitions permitted under this Agreement (including by waiver or consent), and (c) for capital expenditures, working capital and other general corporate requirements of the Borrower and its Subsidiaries.

6.14 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (a) its and each of its Subsidiaries’ fiscal years to end on December 31 of each year and (b) its and each of its Subsidiaries’ fiscal quarters to end on March 31, June 31, September 30 and December 31 of each year.

6.15 Interest Rate Protection. The Borrower shall maintain such Interest Rate Protection Agreements as are necessary so as to provide, through and including April 1, 2007 that at least 40% of the principal amount of the sum of all Indebtedness for borrowed money of the Borrower and its Subsidiaries plus all outstanding Indebtedness of Nexstar Finance Holdings (including the Borrower) and its Subsidiaries is subject to either a fixed interest rate or interest rate protection.

6.16 Additional Security; Further Assurances.

(a) The Borrower will, and will cause each of its Subsidiaries to, grant to the Collateral Agent, for the benefit of the Lenders, security interests and mortgages in such assets and properties of the Mission Entities as are not covered by the Security Documents, and as may be requested from time to time by the Administrative Agent or the Majority Lenders (collectively, the “Additional Security Documents”). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Borrower and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and shall be subject to no Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full.

(b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents or any Additional Security Documents as the Collateral Agent may reasonably require and as are reasonably satisfactory to the Borrower. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 6.16 has been complied with.

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(c) If at any time the Borrower creates or acquires any additional Subsidiary, the Borrower will promptly notify the Administrative Agent thereof and cause such Subsidiary, within the time period required by clause (f) of Section 7.10, to execute and deliver appropriate Guaranty Supplements (or a Subsidiary Guaranty Agreement), a Joinder to Security Agreement and a Joinder to Pledge Agreement.

(d) If the Administrative Agent or the Majority Lenders determine that they or any of them are required by law or regulation to have appraisals prepared in respect of any Real Property of the Mission Entities constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(e) The Borrower agrees that each action required above by this Section 6.16 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent or the Majority Lenders or required to be taken by the applicable Mission Entity pursuant to the terms of this Section 6.16; provided that in no event shall any Mission Entity be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 6.16.

ARTICLE VII.

NEGATIVE COVENANTS

The Borrower agrees with the Administrative Agent, the Co-Syndication Agents and each Lender that, until all Commitments and Letters of Credit have terminated and all Obligations (other than indemnities for which no request for payment has been made) have been paid and performed in full:

7.01 Changes in Business. The Borrower will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, alter in a fundamental and substantial manner the character of the Television Broadcasting Business of the Mission Entities, taken as a whole, from that conducted immediately following the Effective Date.

7.02 Limitation on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Lien upon any of its respective revenues, property (including fixed assets, inventory, Real Property, intangible rights and Capital Stock) or other assets, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) Liens for taxes, assessments or other governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 6.09;

(b) Liens encumbering property of any Mission Entity consisting of carriers, warehousemen, mechanics, materialmen, repairmen and landlords and other Liens arising

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by operation of law and incurred in the ordinary course of business for sums which are not overdue or which are being contested in good faith by appropriate proceedings and (if so contested) for which appropriate reserves with respect thereto have been established and maintained on the books of such Mission Entity in accordance with GAAP;

(c) Liens encumbering property of any Mission Entity incurred in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases, and contracts (other than for Indebtedness) entered into in the ordinary course of business of such Mission Entity or (ii) to secure obligations on surety, performance or appeal bonds so long as the obligations secured by Liens under this clause (ii) do not exceed $1,000,000 in the aggregate at any time outstanding for all Mission Entities;

(d) easements, rights-of-way, reservations, permits, servitudes, zoning and similar restrictions and other similar encumbrances or title defects (i) described in the Mortgage Policies or (ii) which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Mission Entity;

(e) judgment Liens securing amounts not in excess of (i) $500,000 and (x) in existence less than 30 days after the entry thereof, (y) with respect to which execution has been stayed or (z) with respect to which the appropriate insurance carrier has agreed in writing that there is coverage by insurance or (ii) $500,000 in the aggregate at any time outstanding for all Mission Entities;

(f) Liens securing documentary letters of credit; provided such Liens attach only to the property or goods to which such letter of credit relates;

(g) purchase money security interests encumbering, or Liens otherwise encumbering at the time of the acquisition thereof by the Borrower or its Subsidiaries, (i) Real Property, provided that such security interests and Liens do not secure amounts in excess of $3,000,000 in the aggregate at any time outstanding for the Borrower and its Subsidiaries and (ii) equipment, furniture, machinery or other assets hereafter acquired by the Borrower or its Subsidiaries for normal business purposes, and refinancings, renewals and extensions of such security interests and Liens, provided that such security interests and Liens do not secure amounts in excess of $5,000,000 in the aggregate at any time outstanding for the Borrower and its Subsidiaries;

(h) interests in Leaseholds under which a Mission Entity is a lessor, provided such Leaseholds are otherwise not prohibited by the terms of this Agreement;

(i) bankers’ Liens in respect of deposit accounts that are not part of the perfected Collateral;

(j) Liens created by the Security Documents;

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(k) Liens represented by the escrow of cash or Cash Equivalents, and the earnings thereon, securing the obligations of the Borrower or any of its Subsidiaries under any agreement to Acquire, or pursuant to which it Acquired, Reinvestment Assets in accordance with this Agreement or other assets which it is permitted to Acquire pursuant to Section 7.04 (including by waiver or consent) or securing the obligations of the Borrower or any of its Subsidiaries to the seller of the property under any agreement pursuant to which the Borrower or any of its Subsidiaries may Acquire Reinvestment Assets in accordance with this Agreement or other assets which the Borrower or its Subsidiaries are permitted to Acquire pursuant to Section 7.04 (including by waiver or consent);

(l) the options to purchase assets of any Mission Entity granted by such Mission Entity to the Ultimate Nexstar Parent or one or more of its Subsidiaries; and

(m) other Liens, so long as the obligations secured thereby do not exceed $500,000 in the aggregate at any time outstanding.

7.03 Disposition of Assets. The Borrower will not, and will not suffer or permit any of its Subsidiaries to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except:

(a) any Mission Entity may make and agree to make Dispositions to Wholly-Owned Subsidiaries of the Borrower or the Borrower after prior written notice to the Administrative Agent describing the Disposition and compliance by the transferee with the applicable terms of the Security Documents;

(b) so long as no Default exists both before and after giving effect thereto, the Borrower or any Subsidiary of the Borrower may agree to and make Dispositions of Stations or the Capital Stock of any Subsidiary of the Borrower so long as (i) the aggregate amount received for all such Dispositions by the Mission Entities and the Nexstar Entities does not exceed $50,000,000 in any Fiscal Year or $150,000,000 during the period from the Effective Date until the date the Obligations have been paid in full and the Commitments have been terminated, and (ii) at least 5 Business Days prior to the consummation of any proposed Disposition, or at such later time as agreed to by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower executed on its behalf by a Responsible Officer of the Borrower, which certificate shall contain (x) financial projections of the Mission Entities, the Nexstar Borrower and its Subsidiaries attached to such certificate which have been prepared on a Pro Forma Basis (giving effect to the consummation of such Disposition and any related repayment of Indebtedness) for the period from the proposed date of the consummation of any proposed Disposition to the Maturity Date of the latest to mature of the Loans demonstrating compliance for such period with the covenants set forth in Section 7.09 of the Nexstar Credit Agreement, (y) a certification to the Administrative Agent and the Lenders that all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct as of such date and will be true and correct both before and after giving effect to such Disposition and (z) a certification that no Default exists both before and after giving effect to such Disposition;

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(c) Dispositions permitted by Section 7.04(c) and (d);

(d) Dispositions of cash or Cash Equivalents, unless otherwise prohibited under this Agreement or the other Loan Documents;

(e) Dispositions of Capital Stock permitted under Section 7.12 (including by waiver or consent);

(f) so long as no Default exists both before and after giving effect thereto, Dispositions consisting of Sale and Leaseback Transactions effected with the prior written consent of the Administrative Agent and the Majority Lenders; and

(g) so long as no Default exists both before and after giving effect thereto, Dispositions in connection with a like-kind exchange (in accordance with the Code) of a Station or Stations on terms and conditions reasonably acceptable to the Administrative Agent and the Majority Lenders, so long as (i) the aggregate amount received for all such Dispositions does not exceed $100,000,000 during the period from the Effective Date until the date the Obligations have been paid in full and the Commitments have been terminated and (ii) the Borrower provides all information and certificates required by Section 7.04(b); and

(h) a Disposition pursuant to the exercise of any option described in Section 7.02(l).

7.04 Consolidations, Mergers, Acquisitions, etc. The Borrower will not, and will not suffer or permit any of its Subsidiaries to, wind up, liquidate or dissolve themselves (or enter into any agreement to take any such action), or make any Acquisition, or enter into any agreement to make any Acquisition, or convey, sell, transfer, lease or otherwise dispose of all or substantially all of their respective assets, either in one transaction or a series of related transactions, to any other Person or Persons, or commit to do any of the foregoing, except:

(a) the Borrower and its Subsidiaries may make Dispositions permitted under Section 7.03 (including by waiver or consent);

(b) so long as no Default exists both before and after giving effect thereto, (i) the purchase or acquisition (by merger, consolidation, acquisition of Capital Stock or assets, like-kind exchange or otherwise) by the Borrower or any Wholly-Owned Subsidiary of the Borrower, after the Effective Date of (A) 100% of the Capital Stock of any Person primarily engaged in the Television Broadcasting Business, (B) a television broadcast station and all related assets necessary to operate such television broadcast station, or (ii) the entering into by the Borrower or any of its Wholly-Owned Subsidiaries, after the Effective Date, of any Local Marketing Agreement, Joint Sales Agreement and/or Shared Services Agreement with respect to a television broadcasting station (other than in connection with a Disposition); provided that at least 5 Business Days prior to both the entering into commitment to enter into any transactions or series of related transactions and the consummation of any such proposed transaction or series of related transactions, or at such later time as agreed to by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent,

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(1) a certificate of the Borrower executed on its behalf by a Responsible Officer of the Borrower, certifying

(x) that the financial projections attached thereto have been prepared on a Pro Forma Basis in good faith after inclusion of the full transaction or series of related transactions and all related borrowings and issuances of Capital Stock in connection therewith for the period from the date of the actual or anticipated, as applicable, consummation of the proposed transaction or series of related transactions to the Maturity Date for the latest to mature of the Loans,

(y) that no Default exists or is projected to exist both before and after giving effect to the consummation of such transaction or series of related transactions after giving effect to the full transaction or series of related transactions and all related borrowings and issuances of Capital Stock in connection therewith, and

(z) that as of the actual or anticipated, as applicable, date of the consummation of the proposed transaction or series of related transactions, each of the Consolidated Total Leverage Ratio and the Consolidated Senior Leverage Ratio then in effect will be at least .25:1.0 less than the maximum respective Consolidated Total Leverage Ratio and Consolidated Senior Leverage Ratio permitted in Section 7.09 of the Nexstar Credit Agreement for such date, and

(2) evidence satisfactory to the Majority Lenders that there is sufficient committed availability hereunder and/or from one or more other financing sources acceptable to the Administrative Agent to finance such transaction or series of related transactions;

provided further, that if immediately after giving effect to such transaction or series of related transactions, the Consolidated Senior Leverage Ratio is greater than or equal to 3.00:1.00, (i) the aggregate purchase consideration paid or committed to be paid by the Nexstar Entities and the Mission Entities, as applicable, in connection with such transaction or series of related transactions may not exceed $62,500,000, (ii) the aggregate purchase consideration committed to be paid but not yet paid by the Nexstar Entities and the Mission Entities, as applicable, in connection with all Acquisitions to which they have been committed pursuant to definitive agreements may not exceed $125,000,000 in the aggregate, and (iii) the certificate provided pursuant to clause (1) of the foregoing proviso shall contain, in addition to those requirements set forth in (x), (y) and (z) above, certification of compliance with clauses (i) and (ii) of this second proviso;

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(c) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower so long as (i) the Borrower is the surviving Person of any such merger, dissolution or liquidation and (ii) the Borrower complies with the relevant provisions of the Security Documents to which it is a party so that the security interests granted to the Collateral Agent pursuant to such Security Documents in the assets of such merged, dissolved or liquidated Subsidiary so merged shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

(d) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, any Wholly-Owned Subsidiary of the Borrower so long as (i) such Wholly-Owned Subsidiary of the Borrower is the surviving corporation of such merger, dissolution or liquidation and (ii) the acquiring Wholly-Owned Subsidiary complies with the relevant provisions of the Security Documents to which it is a party so that the security interests granted to the Collateral Agent pursuant to such Security Documents in the assets of such merged, dissolved or liquidated Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

(e) the formation or creation of new Subsidiaries of the Borrower in accordance with Section 7.10(f); and

(f) with respect to any Station owned by a Mission Entity, any Mission Entity may (subject to the FCC’s rules regulations) enter into a Local Marketing Agreement, Joint Sales Agreement and/or Shared Services Agreement with any Nexstar Entity.

7.05 Limitation on Indebtedness. The Borrower will not, and will not suffer or permit any of its Subsidiaries to, create, incur, issue, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) Indebtedness existing on the Effective Date and described on Schedule 7.05(a) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount of such Indebtedness);

(b) Indebtedness incurred pursuant to any Loan Document;

(c) Indebtedness of any Credit Party owing to the Borrower or any Wholly-Owned Subsidiary of the Borrower, provided that any such Indebtedness (i) is permitted to be advanced by the Borrower or such Wholly-Owned Subsidiary pursuant to the provisions of Section 7.10 and (ii) is not subordinated to any other Indebtedness of the obligor (other than the Obligations);

(d) so long as no Event of Default exists both before and after giving effect to the incurrence thereof, Indebtedness of the Borrower and/or its Subsidiaries secured by Liens permitted by Section 7.02(h);

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(e) so long as no Event of Default exists both before and after giving effect to the incurrence thereof, (i) Permitted Borrower Unsecured Indebtedness in an aggregate principal amount not to exceed $15,000,000 outstanding at any time, such maximum amount to be reduced by the aggregate principal amount of “Permitted Borrower Unsecured Indebtedness” (as such term is defined in the Nexstar Credit Agreement) of any Nexstar Entity outstanding at any time, and (ii) Permitted Seller Subordinated Indebtedness, in an aggregate principal amount not to exceed $35,000,000 outstanding at any time, such maximum permitted amount to be reduced by the aggregate principal amount of “Permitted Seller Subordinated Indebtedness” (as such term is defined in the Nexstar Credit Agreement) of any Nexstar Entity outstanding at such time, provided that prior to the incurrence of any such Indebtedness, the Borrower shall have delivered to the Administrative Agent (x) a certificate of the Borrower executed on its behalf by a Responsible Officer of the Borrower certifying (A) compliance with each of the financial covenants contained in Section 7.09 of the Nexstar Credit Agreement, based on financial projections of the Mission Entities, the Nexstar Borrower and its Subsidiaries attached to such certificate which have been prepared on a Pro Forma Basis for the period from the proposed date of the incurrence of such Indebtedness to the Maturity Date of the latest to mature of the Loans and (B) that no Default exists or will exist both before and after giving effect to the incurrence of such Indebtedness;

(f) so long as no Event of Default exists both before and after giving effect to the incurrence thereof, Interest Rate Protection Agreements required hereunder or in respect of Indebtedness otherwise permitted hereby so long as such agreements are not entered into for speculative purposes and the Borrower is in compliance with Section 6.15 after giving effect thereto;

(g) Capital Lease Obligations and other Indebtedness (other than Indebtedness for borrowed money) of the Borrower and/or its Subsidiaries in an amount not to exceed $5,000,000 in the aggregate for the Borrower and its Subsidiaries at any time outstanding, such maximum amount to be reduced by the aggregate principal amount of Indebtedness of any Nexstar Entity permitted under Section 7.05(g) of the Nexstar Credit Agreement outstanding at any time; and

(h) (i) Guaranty Obligations of the Mission Entities (other than the Borrower) with respect to Permitted Nexstar Subordinated Indebtedness, (ii) subordinated Guaranty Obligations of the Mission Entities (other than the Borrower) with respect to Permitted Seller Subordinated Indebtedness incurred by the Borrower and subordinated Guaranty Obligations of the Mission Entities with respect to Permitted Seller Subordinated Indebtedness (as that term is defined in the Nexstar Credit Agreement), and (iii) Guaranty Obligations of the Mission Entities (other than the direct and indirect Subsidiaries of the Borrower or the Nexstar Borrower) with respect to Permitted Borrower Unsecured Indebtedness and Guaranty Obligations of the Mission Entities (other than the direct and indirect Subsidiaries of the Borrower or the Nexstar Borrower) with respect to Permitted Borrower Unsecured Indebtedness (as that term is defined in the Nexstar Credit Agreement).

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7.06 Transactions with Affiliates. Other than any Permitted Affiliate Transactions, the Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer, or permit to exist:

(a) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including arrangements relating to the allocation of revenues, taxes, and expenses or otherwise) requiring any payments to be made by any Mission Entity to any such Affiliate unless such arrangement or contract is specifically permitted by this Agreement, is in the ordinary course of such Person’s business and is fair and equitable to such Mission Entity;

(b) any other transaction, arrangement, or contract with any of its Affiliates unless such transaction, arrangement or contract is on terms which are specifically permitted by this Agreement, is in the ordinary course of such Person’s business and is on terms not less favorable than are obtainable from any Person which is not one of its Affiliates;

(c) any management services agreement other than the Agreement dated January 1, 2001 originally entered into between the Mission Entities and David S. Smith/Nancie J. Smith; or

(d) compensation in excess of $500,000 to David S. Smith, increased by $50,000 for each additional Station acquired by a Mission Entity and decreased by $50,000 for each Station Disposed of by a Mission Entity.

7.07 Use of Credits; Compliance with Margin Regulations. The Borrower will not, and will not suffer or permit any of its Subsidiaries to, use any portion of the proceeds of the Loans or any Letter of Credit, directly or indirectly, to purchase or carry Margin Stock other than in compliance with Regulations T, U and X of the Federal Reserve Board. At no time shall the value of the Margin Stock owned by any Mission Entity (as determined in accordance with Regulation U of the Federal Reserve Board) exceed 25% of the value (as determined in accordance with Section 221.2(g)(2) of Regulation U of the Federal Reserve Board) of the assets of such Mission Entity.

7.08 Environmental Liabilities. The Borrower will not and will not permit any of its Subsidiaries to violate any Environmental Law to an extent sufficient to give rise to a Material Adverse Effect; and, without limiting the foregoing, the Borrower will not, and will not permit any of its Subsidiaries or any other Person to, dispose of any Hazardous Material into or onto, or (except in accordance with applicable law) from, any Real Property owned, operated or otherwise used by the Borrower or any of its Subsidiaries, or allow any Lien imposed pursuant to any Environmental Law to be imposed or to remain on such Real Property, in each case to the extent the same are reasonably likely to have a Material Adverse Effect, except as contested in reasonable good faith by appropriate proceedings and the pendency of such proceedings will not have a Material Adverse Effect and except and unless adequate reserves have been established and are being maintained on its books in accordance with GAAP.

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7.09 Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payment, except:

(a) the Subsidiaries of the Borrower may make Restricted Payments to the Borrower or any Wholly-Owned Subsidiary of the Borrower; and

(b) so long as no Default exists both before and after the making thereof, the Borrower may make scheduled cash interest payments due and payable with respect to Permitted Seller Subordinated Indebtedness if, prior to the making of each such payment, the Borrower has delivered to the Administrative Agent a Pro Forma Compliance Certificate prepared as of the date of the making of each such payment, giving effect to each such payment as though such payment had been made on the first day of the applicable Measurement Period relating to the date such payment is to be made, and otherwise demonstrating that no Default or Event of Default exists both before and after giving effect to such payment.

7.10 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any Capital Stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except:

(a) the Mission Entities may invest in cash and Cash Equivalents;

(b) the Borrower may enter into Interest Rate Protection Agreements in compliance with Section 7.05(f);

(c) the Credit Parties may make equity contributions to the capital of their respective Subsidiaries that are Credit Parties;

(d) any purchase or acquisition of Capital Stock as permitted pursuant to Section 7.04 (including by waiver or consent);

(e) advances, loans and investments in existence on the Effective Date and listed on Schedule 7.10(e) shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the Effective Date);

(f) any Mission Entity may establish or create new Wholly-Owned Subsidiaries so long as (i) at least 30 days’ prior written notice thereof (or such lesser notice as is acceptable to the Administrative Agent) is given to the Administrative Agent, (ii) the Capital Stock of such new Subsidiary is pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing Capital Stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary executes Guaranty Supplements, a Joinder to Security Agreement and a Joinder to Pledge Agreement, and (iv) such new Subsidiary, to the extent requested by the Administrative Agent or the

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Majority Lenders, takes all actions required pursuant to Section 6.16. In addition, each new Wholly-Owned Subsidiary that is required to execute any Loan Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 4.01 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Effective Date;

(g) the Mission Entities may make loans and advances to their respective employees in the ordinary course of business in an aggregate principal amount for all Mission Entities not to exceed $100,000 at any time outstanding; and

(h) the Borrower may make intercompany loans and advances to any Wholly-Owned Subsidiary of the Borrower which is a Credit Party.

7.11 Limitation on Business Activities of the Mission Entities. The Borrower and its Subsidiaries shall not engage in any business other than the Television Broadcasting Business.

7.12 Sales or Issuances of Capital Stock. The Borrower will not, and will not permit any of its respective Subsidiaries to, sell or issue any of their Capital Stock to any Person; provided that (i) any Subsidiary of the Borrower may sell or issue Capital Stock to the Borrower or a Wholly-Owned Subsidiary of the Borrower so long as relevant provisions of the Security Documents and Section 6.16 are complied with in full and (ii) the Borrower or any Subsidiary of the Borrower may make Dispositions of Capital Stock of any Subsidiary of the Borrower permitted by Section 7.03(b).

7.13 No Waivers, Amendments or Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, (i) permit any waiver, supplement, modification or amendment of the documentation relating to any Indebtedness of any Credit Party having a principal balance (or a Guaranty Obligation with respect to Indebtedness having a principal balance) of more than $500,000 or any indenture or other agreement evidencing, creating or governing any of the foregoing Indebtedness, in each case other than any such amendment, modification or change which (A) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or (B) is not adverse to the interests of the Lenders in any material respect, so long as, in each case, no consent fee is payable in connection therewith, (ii) modify their respective Charter Documents, to the extent that any such modification of such Charter Documents would be adverse to the Lenders in any material respect or (iii) enter into any Contractual Obligation which would prohibit or restrict the Subsidiaries of the Borrower from making Dividends or Restricted Payments to the Borrower.

ARTICLE VIII.

EVENTS OF DEFAULT

8.01 Event of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or any amount of any L/C Obligation, or (ii) within five days after the same shall become due and payable, any interest, fee or any other amount payable hereunder; or

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(b) Representation or Warranty. Any representation or warranty by any Credit Party made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by a Credit Party, or any of their respective Responsible Officers, furnished at any time under this Agreement or in or under any other Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. Any Borrower fails to perform or observe any term, covenant or agreement contained in Sections 6.03(a), 6.05, 6.06, 6.07, 6.13, 6.14 or Article VII; or

(d) Other Defaults. Any Credit Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

(e) Cross-Default. Any Credit Party (i) fails to make any payment or dividend, as applicable, including, without limitation in respect of any Indebtedness having an aggregate principal amount of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, required redemption or repurchase, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be redeemed, repurchased or due and payable prior to its stated maturity; or an Event of Default (as defined in the Nexstar Credit Agreement) shall occur and be continuing under the Nexstar Credit Agreement; or

(f) Insolvency; Voluntary Proceedings. Any Credit Party (i) commences any Insolvency Proceeding with respect to itself; or (ii) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Credit Party’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy;

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(ii) any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Credit Party or an ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by any Credit Party or an ERISA Affiliate which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans with Unfunded Pension Liabilities in an aggregate amount in excess of $500,000; (iii) any of the representations and warranties contained in Section 5.07 shall cease to be true and correct in any material respect and which cessation has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) any Credit Party or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

(i) Judgments. One or more non-interlocutory judgments, orders or decrees shall be entered against any Credit Party involving in the aggregate a liability (not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

(j) Change of Control. Any Change of Control shall occur; or

(k) Guaranty Agreements. Any Guaranty Agreement or any provision thereof shall for any reason cease to be in full force and effect or valid and binding on or enforceable against any Credit Party or a Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Credit Party shall fail to perform any of its obligations thereunder; or

(l) Security Documents. Any provision of any Security Document other than the Mortgages shall (other than in accordance with the terms thereof) cease to be in full force and effect or cease to create a valid, security interest in the Collateral (other than an immaterial portion of the Collateral) purported to be covered thereby or such security interest shall cease to be a valid and first priority security interest (subject only to Permitted Liens), or any party thereto shall default in the performance of its obligations thereunder beyond applicable periods of grace, in each case other than as a result of any action or inaction by the Collateral Agent, the Administrative Agent, the Co-Syndication Agents or any Lender; or

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(m) Termination of Material Licenses. Any Credit Party shall fail to have all required Authorizations and licenses (including FCC Licenses), the absence of which would have a Material Adverse Effect individually or in the aggregate.

8.02 Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders:

(a) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall forthwith be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party;

(c) demand that the Borrower Cash Collateralize L/C Obligations to the extent of outstanding and wholly or partially undrawn Letters of Credit, whereupon the Borrower shall so Cash Collateralize such Letters of Credit to that extent;

(d) exercise on behalf of itself, the L/C Issuer and the Lenders all rights and remedies available to it, the L/C Issuer and the Lenders under the Loan Documents or applicable laws;

(e) apply any cash collateral as provided in Section 2.03(g) to the payment of outstanding Obligations; and/or

(f) take all actions to enforce the rights and remedies of the Collateral Agent under the Security Documents;

provided, however, that upon the occurrence of any event specified above in Section 8.01(f) or (g) with respect to any Credit Party (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to issue Letters of Credit shall automatically terminate, and all reimbursement obligations under Letters of Credit and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act or notice by the Administrative Agent, the L/C Issuer or any other Lender, which are hereby expressly waived by the Borrower.

8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

8.04 Application of Funds. After the exercise of any remedy in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to

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Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations, except Obligations with respect to Interest Rate Protection Agreements, constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations, except Obligations with respect to Interest Rate Protection Agreements, constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of remaining portion of the Obligations, except Obligations with respect to Interest Rate Protection Agreements, ratably among the Lenders in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to the Administrative Agent for the account of each Lender and Affiliate of each Lender party to a Interest Rate Protection Agreement in the amount of the Termination Value of each such Interest Rate Protection Agreement, ratably among such Lenders and Affiliates of such Lenders in proportion to the respective amounts described in this clause Seventh held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

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ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the rights of the Borrower pursuant to Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Credit Party or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

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The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of

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any such notice of resignation, the Majority Lenders shall have the right, subject to, if no Default exists, the consent of the Borrower, such consent not to be unreasonably withheld, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related

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Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Book Managers or Joint Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder (including by waiver or consent) or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Majority Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(h) (including by waiver or consent); and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (including by waiver or consent).

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

ARTICLE X.

THE GUARANTY

10.01 Guaranty from the Guarantor Parties.

(a) In order to induce the Lenders to make Loans to the Borrower under this Agreement and to induce the L/C Issuer to issue Letters of Credit, each Guarantor Party hereby unconditionally and irrevocably guarantees the prompt payment and performance in full by each Guaranteed Party when due and payable (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations of such Guaranteed Party. The obligations of each Guarantor Party hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations of the Guaranteed Party. A separate action or actions may be brought against a Guarantor Party whether or not an action is brought against its respective Guaranteed Party, any other guarantor or any other obligor in respect of the Guaranteed Obligations or whether its respective Guaranteed Party, any other guarantor or any other obligor in respect of the Guaranteed Obligations is joined in any such action or actions. Each Guaranteed Party waives, to the extent permitted by applicable law, the benefit of any statute of limitation affecting its liability hereunder and agrees that its liability hereunder shall not be subject to any right of set-off, counterclaim or recoupment (each of which rights is hereby waived to the extent permitted by applicable law).

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(b) Each Guarantor Party guarantees that the obligations guaranteed by it hereby will be paid and performed strictly in accordance with the terms of this Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the L/C Issuer or the Lenders with respect thereto. To the extent permitted by law, the liability of each Guarantor Party under this guaranty shall be absolute and unconditional irrespective of, and each Guarantor Party hereby irrevocably waives (to the extent permitted by applicable law) any defenses it may now or hereafter have in any way relating to, any and all of the following:

(i) any lack of genuineness, validity, legality or enforceability against any respective Guaranteed Party or any other Guarantor of this Agreement, any other Loan Document or any document, agreement or instrument relating hereto or any assignment or transfer of this Agreement or any other Loan Document or any defense that any respective Guaranteed Party may have with respect to its liability hereunder or thereunder;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, this Agreement, any other Loan Document or any document, instrument or agreement relating to the Guaranteed Obligations or any other instrument or agreement referred to herein or any assignment or transfer of this Agreement;

(iii) any release or partial release of any other Guarantor or other obligor in respect of the Guaranteed Obligations;

(iv) any exchange, release or non-perfection of any collateral for all or any of the Guaranteed Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for any or all of the Guaranteed Obligations;

(v) any furnishing of any additional security for any of the Guaranteed Obligations;

(vi) the liquidation, bankruptcy, insolvency or reorganization of any Guaranteed Party, any other Guarantor or other obligor in respect of the Guaranteed Obligations or any action taken with respect to this guaranty or otherwise by any trustee or receiver, or by any court, in any such proceeding;

(vii) any modification or termination of any intercreditor or subordination agreement pursuant to which the claims of other creditors of any Guaranteed Party or any other Guarantor are subordinated to those of the Lenders, such L/C Issuers or the Administrative Agent; or

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(viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Guaranteed Party or any Guarantor Party.

(c) This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Guaranteed Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of any Guaranteed Party or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any of the Administrative Agent, the L/C Issuer or any Lender, all as though such payment or performance had not been made.

(d) If an event permitting the acceleration of any of the Guaranteed Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against any Guaranteed Party of a case or proceeding under any bankruptcy or insolvency law, each Guarantor Party agrees that, for purposes of this guaranty and its obligations hereunder, the Guaranteed Obligations shall be deemed to have been accelerated and such Guarantor Party shall forthwith pay such Guaranteed Obligations (including interest which but for the filing of a petition in bankruptcy with respect to such Guaranteed Party would accrue on such Obligations), and the other obligations hereunder, forthwith upon demand.

(e) Each Guarantor Party hereby waives (i) promptness, diligence, presentment, notice of nonperformance, protest or dishonor, notice of acceptance and any and all other notices with respect to any of the Guaranteed Obligations or this Agreement or any other Loan Document, and (ii) to the extent permitted by applicable law, any right to require that any Administrative Agent, the L/C Issuer or any Lender protect, secure, perfect or insure any Lien in or any Lien on any property subject thereto or exhaust any right or pursue any remedy or take any action against any Guaranteed Party, any other guarantor or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of the Administrative Agent, any L/C Issuer or any Lender in favor of such Guaranteed Party.

(f) Each Guarantor Party expressly agrees to postpone, until the Guaranteed Obligations under this Agreement are indefeasibly paid in full in cash, the exercise of (i) any and all rights of subrogation, reimbursement, contribution and indemnity (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code or any successor statute, arising from the existence or performance of this guaranty, (ii) any right to enforce any remedy which the Administrative Agent, the L/C Issuer or the Lenders now have or may hereafter have against any Guaranteed Party, and (iii) to the extent permitted by law, any benefit of, and any right to participate in, any security now or hereafter held by the Administrative Agent, the L/C Issuer or any Lender.

(g) If, in the exercise of any of its rights and remedies, the Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter

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a deficiency judgment against any Guaranteed Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Guarantor Party hereby consents to such action and waives any claim based upon such action (to the extent permitted by applicable law). Any election of remedies which results in the denial or impairment of the right of the Administrative Agent, the L/C Issuer or any Lender to seek a deficiency judgment against any Guaranteed Party shall not impair any Guarantor Party’s obligation to pay the full amount of the Guaranteed Obligations.

(h) This guaranty is a continuing guaranty and shall (i) remain in full force and effect until indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this guaranty and the termination of the Commitments; (ii) be binding upon each Guarantor Party, its successors and assigns; and (iii) inure, together with the rights and remedies hereunder, to the benefit of the Administrative Agent, the L/C Issuer, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may, subject to the terms of this Agreement, assign or otherwise transfer its rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect hereof granted to such Lender pursuant to this guaranty or otherwise, all as provided in, and to the extent set forth in, this Agreement.

(i) Any obligations of any Guaranteed Party to its respective Guarantor Party, now or hereafter existing, are hereby subordinated to the Guaranteed Obligations. Such obligations of such Guaranteed Party to its respective Guarantor Party, if the Majority Lenders so request, shall be enforced and amounts recovered shall be received by such Guarantor Party as trustee for the Lenders and the proceeds thereof shall be paid over to the Lenders on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor Party under the provisions of this guaranty.

(j) Upon failure of the Guaranteed Party to pay any Guaranteed Obligation when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the respective Guarantor Party hereby agrees immediately on demand by any of the Lenders or the Administrative Agent to pay or cause to be paid in accordance with the terms hereof an amount equal to the full unpaid amount of the Guaranteed Obligations then due and payable in Dollars.

(k) All payments by a Guarantor Party hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless such deduction or withholding is required by law. If a Guarantor Party shall be required by law to make any such deduction or withholding, then such Guarantor Party shall pay such additional amounts as may be necessary in order that the net amount received by the applicable Lender, the L/C Issuer or the Administrative Agent, as the case may be, after all deductions and withholdings, shall be equal to the full amount that such Person would have received, after all deductions and withholdings, had its Guaranteed Party discharged its obligations (including its tax gross-up obligations) pursuant to Section 3.01. Any amounts deducted or withheld by a Guarantor Party for or on account of Taxes shall be

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paid over to the government or taxing authority imposing such Taxes on a timely basis, and such Guarantor Party shall provide the applicable Lender, the L/C Issuer or the Administrative Agent, as the case may be, as soon as practicable with such tax receipts or other official documentation (and such other certificates, receipts and other documents as may reasonably be requested by such Person) with respect to the payment of such Taxes as may be available.

10.02 Guaranty Limited. The obligations of each Guarantor Party under this Article X and the joint and several obligations of the Borrower under Section 2.01(c) shall be limited to the extent necessary to prevent the guaranty provided under this Article X and such joint and several obligations of the Borrower under Section 2.01(c) or any payment pursuant to this Article X or such joint and several obligations being voided as a fraudulent transfer or fraudulent conveyance under the U.S. Bankruptcy Code or under any applicable state law governing fraudulent transfers or fraudulent conveyances.

ARTICLE XI.

MISCELLANEOUS

11.01 Amendment and Waivers.

(a) Subject to the terms and provisions of Sections 2.01(c) and 2.15, no amendment or waiver of any provision of this Agreement or any other Loan Document and no consent with respect to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Borrower, each Credit Party affected thereby, the Majority Revolver Lenders and the Majority Lenders and acknowledged by the Administrative Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, notwithstanding the foregoing,

(i) no such waiver, amendment, or consent shall, unless in writing and signed by the Borrower and each Lender affected thereby;

(A) extend the date for or change the amount of any principal installment due on the Loans under Section 2.07(a), or postpone or delay any date for any payment of interest or fees due to such Lenders (or any of them) under any other Loan Document or any Fee Letter;

(B) increase (except as provided in Sections 2.01(c) and 2.15) or extend the Commitment of such Lender, or reinstate any Commitment terminated pursuant to Section 8.02(a), except as provided in Section 11.06;

(C) increase (except as provided in Sections 2.01(c) and 2.15) or extend any Lender’s Term B Loan Amount;

(D) reduce the principal of, or the rate of interest specified herein on any Loan or L/C Borrowing (other than with respect to post-

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default rates), or of any fees or other scheduled amounts payable hereunder (excluding any mandatory prepayments pursuant to Section 2.06) or under any other Loan Document or reduce the Applicable Margin provided for herein;

(E) reduce the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(F) amend this Section 11.01, change the percentage set forth in definition of the term “Majority Lenders”, change the percentage set forth in the definition of the term “Supermajority Lenders” or amend any provision of this Agreement expressly requiring the consent of all the Lenders in order to take or refrain from taking any action;

(G) release the guaranty of any Guarantor under its Guaranty Agreement, except in accordance with the express provisions hereof or thereof, or release all or substantially all of the Collateral except, in all such cases in accordance with the express provisions of this Agreement or the Security Documents;

(H) add any requirements to obtain the consent of any additional Person or Persons to affect any assignment or participation pursuant to Section 11.06;

(I) extend any Maturity Date; or

(J) amend, consent to, or waive any provision of Section 8.04; and

(ii) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Majority Lenders, each affected Lender or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document; and

(iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Lenders, each affected Lender or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

(iv) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Collateral Agent under the Security Documents or any other Loan Document; and

(v) with respect to any Incremental Facility, the Incremental Loan Amendment, and any waiver, consent or other amendment to any term or

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provision of this Agreement necessary or advisable to effectuate any Incremental Facility or any provision thereof in accordance with the terms of, or the intent of, this Agreement, shall be effective when executed by the Borrower, the Administrative Agent and each Incremental Term Lender or Incremental Revolving Lender making an Incremental Revolving Commitment or Incremental Term Commitment; and

(vi) with respect to reallocation of the Revolving Commitment in connection with the Revolver Reallocation Letter, the Revolver Reallocation Letter and any waiver, consent or other amendment to any term or provision of this Agreement necessary or advisable to effectuate any reallocation of the Revolving Commitment in accordance with the terms or the intent of the Revolver Reallocation Letter, shall be effective when executed by the Borrower, the Administrative Agent and the Majority Revolver Lenders;

(vii) Interest Rate Protection Agreements, Incremental Loan Amendments (and related Incremental Loan documentation), the Revolver Reallocation Letter (and related documentation) and the Fee Letters shall not be deemed to be Loan Documents for purposes of this Section 11.01(a); and

(viii) no amendment, waiver or consent shall, unless in writing and signed by each of (1) the Borrower, (2) the Administrative Agent, (3) Revolving Lenders having more than 50% of the Aggregate Combined Revolving Commitment (as in effect at such time), or if the Aggregate Combined Revolving Commitment has been terminated in full, the aggregate principal amount of outstanding Revolving Loans and L/C Obligations on the date of such amendment, waiver or consent, and (4) Term B Lenders having more than 50% of the Aggregate Outstanding Term B Loan Balance on the date of such amendment, waiver or consent, amend, waive, consent to, postpone or delay any mandatory prepayment pursuant to Section 2.06.

(b) If, in connection with any proposed change, waiver, discharge or any termination to any of the provisions of this Agreement as contemplated by clauses (ii) through (viii), inclusive, of the second proviso to Section 11.01(a), the consent of the Majority Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated the same, to replace require such non-consenting Lender to assign all of its interests, rights, and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations pursuant to Section 11.13, so long as at such time of such replacement, each such assignee consents to the proposed change, waiver, discharge or termination.

11.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in

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subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT

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WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Mission Entity, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Mission Entity, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices and Term B Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right,

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remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on

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contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Facility Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

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11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment, Incremental Revolving Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved

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Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (x) $5,000,000 for Revolving Commitments, Incremental Revolving Commitments and Revolving Loans or (y) $1,000,000 for Term B Loans unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each such assignment of Loans hereunder must be consummated simultaneously with an assignment among the same parties of a corresponding percentage of the corresponding Class of Nexstar Loans and/or commitments (as applicable) under the Nexstar Credit Agreement in accordance with the terms of the Nexstar Credit Agreement;

(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iv) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer (such approvals not to be unreasonably withheld) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 11.06, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided that only one such fee shall be payable with respect to the assignment of Loans hereunder and the simultaneous assignment among the same parties of a corresponding percentage of the corresponding Class of Nexstar Loans and/or commitments (as applicable) under the Nexstar Credit Agreement.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement with respect to the interest assigned and, to the extent of the interest assigned

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by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement in addition to any rights and obligations theretofore held by it as a Lender hereunder, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive with respect to the identity of the Lenders, and, the entries as to the amount of the Obligations shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such

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Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (i), subsections (B), (D) and (I) of the first proviso to Section 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Notwithstanding anything to the contrary herein or otherwise, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii).

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Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

(i) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is

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made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders, the Collateral Agent and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, without prior notice to any Credit Party, any such notice being hereby waived to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or

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obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Sections 4.01 and 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the

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illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT, THE CO-SYNDICATION AGENTS AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) SUBMISSION TO JURISDICTION. PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW, THE BORROWER AND

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EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(i) WAIVER OF VENUE. THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(ii) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

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OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 Effectiveness.

(a) This Agreement shall become effective on the date (the “Effective Date”) on which (i) the Borrower, the Administrative Agent, the L/C Issuer, the Co-Syndication Agents, and each Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile device) the same to the Administrative Agent at the Administrative Agent’s Office and (ii) the conditions contained in Sections 4.01 and 4.02 shall have been satisfied or deemed satisfied pursuant to Section 4.02 (or waived by the Majority Lenders, or to the extent required by Section 11.01, all the Lenders). Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Sections 4.01 and 4.02 have not been met to its satisfaction in accordance with Section 4.02, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Sections 4.01 and 4.02).

(b) This Agreement constitutes an amendment, restatement and extension of the Existing Mission Credit Agreement and as such supersedes the Existing Mission Credit Agreement in its entirety; provided, however, that in no event shall the Liens or Guaranty Agreements securing the Existing Mission Credit Agreement or the obligations thereunder be deemed affected hereby, it being the intent and agreement of the Borrower and its Subsidiaries that the Guaranty Agreements and the Liens on the Collateral granted to secure the obligations of the Borrower in connection with the Existing Mission Credit Agreement and/or the Guaranty Agreements, shall not be extinguished and shall remain valid, binding and enforceable securing the obligations under the Existing Mission Credit Agreement as amended and restated hereby.

(c) Each of the Lenders hereby consents to amendments to each of the Security Documents and the Guaranty Agreements to conform the definitions and references set forth therein to the applicable definitions and references set forth in this Agreement. Each of the Lenders hereby authorizes the Collateral Agent to execute and deliver the Confirmation Agreements on behalf of the Lenders with respect to each of the Security Documents and each of the Guaranty Agreements.

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11.17 Additional Borrowers. If, on any date on or after the Effective Date, the Borrower or the owner(s) of 100% of the Capital Stock of the Borrower acquires any additional domestic Wholly-Owned Subsidiary, upon the written request of the Borrower, such Subsidiary shall become a party to this Agreement, as if it were a Borrower from the Effective Date, as of the date when the Administrative Agent shall have received such legal opinions, certificates and documents in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request.

11.18 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notified the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

[Remainder of page is intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

MISSION BROADCASTING, INC.

By:	/s/ David S. Smith
Name:	David S. Smith
Title:	President

Address for notices

544 Red Rock Drive
Wadsworth, OH 44281-2211
Attention: David S. Smith
Telephone: (330) 335-8808
Facsimile: (330) 336-8454

with a copy (which shall not constitute notice) to:

Nexstar Broadcasting Group, Inc.
909 Lake Carolyn Parkway
Suite 1450
Irving, TX 75039
Telephone: (972) 373-8800
Facsimile: (972) 373-8888
Attention: Perry Sook

Drinker Biddle & Reath LLP
1500 K Street, NW
Suite 1100
Washington, DC 20005-1209
Attention: Howard Liberman
Telephone: (202) 842-8876
Facsimile: (202) 842-8465/66

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

ADMINISTRATIVE AGENT, CO-SYNDICATION AGENTS, L/C ISSUER AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, as L/C Issuer and as a Lender

By:	/s/ Scott Conner
Name:	Scott Conner
Title:	Vice President

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

UBS SECURITIES LLC, as a Co-Syndication Agent

By:	/s/ Thomas J.W. Archie
Name:	Thomas J.W. Archie
Title:	Executive Director

By:	/s/ Warren Jervey
Name:	Warren Jervey
Title:	Director and Counsel
Region Americas Legal

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Wilfred V. Saint
Name:	Wilfred V. Saint
Title:	Director Banking Products Services, US

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director Banking Products Services, US

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Virginia M. Sermier
Name:	Virginia Sermier
Title:	Authorized Signatory

By:	/s/ Walter Borek
Name:	Walter Borek
Title:	Authorized Signatory

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Alicia Freed
Name:	Alicia Freed
Title:	Duly Authorized Signatory

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Lender

By:	/s/ Julia F. Maslanka
Name:	Julia F. Maslanka
Title:	Vice President

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as a Co-Syndication Agent

By:	/s/ Andrew Tauber
Name:	Andrew Tauber
Title:	Vice President

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

CALYON NEW YORK BRANCH, as a Lender

By:	/s/ Douglas E. Roper
Name:	Douglas E. Roper
Title:	Managing Director and Manager

By:	/s/ John McCloskey
Name:	John McCloskey
Title:	Director

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page

By their execution hereinbelow, each of the undersigned hereby (i) consents to the execution and delivery of this Agreement; (ii) reaffirms and consents to the pledge of their Capital Securities and Indebtedness, if any, pledged to the Administrative Agent pursuant to the Pledge and Security Agreement (as defined in the Nexstar Credit Agreement) to secure the Obligations; (iii) reaffirms their obligations under each the Loan Documents to which any of the undersigned are a party and agrees that all references to the Existing Mission Credit Agreement made in such Loan Documents shall include the Existing Mission Credit Agreement as amended and restated by this Agreement; and (iv) agrees that, notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents executed in connection herewith, and notwithstanding any prior course of conduct, the undersigned’s consent shall not be required for any future amendment, modification, supplement, restatement, increase, renewal, extension, rearrangement or substitution of this Agreement or any of the other Loan Documents.

Consented to, Acknowledged and Agreed as of the day and year first above written

NEXSTAR BROADCASTING, INC.
NEXSTAR BROADCASTING GROUP, INC.
NEXSTAR FINANCE HOLDINGS, INC.

By:	/s/ Shirley E. Green
Name:	Shirley E. Green
Title:	Secretary and Vice President – Finance

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Signature Page